UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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MALIBU BOATS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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MALIBU BOATS, INC.
5075 Kimberly Way
Loudon, Tennessee 37774

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On November 2, 2017
To the Stockholders of Malibu Boats, Inc.:
Notice is hereby given that the 2017 annual meeting of stockholders (the “Annual Meeting”) of Malibu Boats, Inc. (the “Company”) will be held at the Grand Hyatt DFW, 2337 South International Parkway, DFW Airport, Texas 75261, Thursday, November 2, 2017, at 8:30 a.m., Central time, for the following purposes:

(1)
To elect to the Board of Directors the three (3) nominees named in the attached Proxy Statement to serve until the Company’s 2020 annual meeting of stockholders and until their successors are duly elected and qualified;

(2)	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2018; and

(3)	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.
Only stockholders of record of the Company’s Class A common stock and Class B common stock as of the close of business on September 11, 2017 are entitled to notice of, and to vote at, the Annual Meeting and any postponements or adjournments thereof.
You are cordially invited to attend the Annual Meeting in person. Your vote is important to us. Whether or not you expect to attend the Annual Meeting, please submit your proxy as soon as possible. If you attend the Annual Meeting and vote in person, your proxy will not be used.

By Order of the Board of Directors,

Wayne R. Wilson
Chief Financial Officer and Secretary

Loudon, Tennessee
September 15, 2017
PLEASE DATE, SIGN AND MAIL THE ENCLOSED PROXY CARD OR
SUBMIT YOUR PROXY USING THE INTERNET.
Use of the enclosed envelope requires no postage for mailing in the United States.

MALIBU BOATS, INC.
5075 Kimberly Way
Loudon, Tennessee 37774

PROXY STATEMENT

The Board of Directors of Malibu Boats, Inc. solicits your proxy for the 2017 annual meeting of stockholders (the “Annual Meeting”) to be held at 8:30 a.m., Central time, on Thursday, November 2, 2017 at the Grand Hyatt DFW, 2337 South International Parkway, DFW Airport, Texas 75261, and at any and all postponements or adjournments of the Annual Meeting. The approximate date on which these proxy materials are first being sent or made available to our stockholders is September 15, 2017.
IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS
This Proxy Statement and our 2017 Annual Report on Form 10-K are available on the Internet at http://www.astproxyportal.com/ast/18800/.
EXPLANATORY NOTE
We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”). As an emerging growth company, we provide in this Proxy Statement the scaled disclosure permitted under the JOBS Act. In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted.
Under the JOBS Act, we will remain an “emerging growth company” until the earliest of: (i) the last day of the fiscal year during which we have total annual gross revenue of $1 billion or more; (ii) June 30, 2019, the last day of the fiscal year following the fifth anniversary of the closing of our initial public offering on February 5, 2014 (the “IPO”); (iii) the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt; and (iv) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (we will qualify as a large accelerated filer as of the first day of the first fiscal year after we have more than $700 million in outstanding common equity held by our non-affiliates; the value of our outstanding common equity will be measured each year on the last day of our second fiscal quarter).
Unless otherwise expressly indicated or the context otherwise requires, in this Proxy Statement:

•
we use the terms “Malibu Boats,” the “Company,” “we,” “us,” “our” or similar references to refer (1) prior to the consummation of the IPO to Malibu Boats Holdings, LLC, (the “LLC”), and its consolidated subsidiaries and (2) after the IPO, to Malibu Boats, Inc. and its consolidated subsidiaries;

•	we refer to owners of membership interests in the LLC immediately prior to the consummation of the IPO, collectively, as our “pre-IPO owners”; and

•	we refer to owners of membership interests in the LLC, collectively, as our “LLC members”.

TABLE OF CONTENTS
Page

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q:	What items will be voted on at the Annual Meeting?

A:	The items of business scheduled to be voted on at the Annual Meeting are:

•
the election to the Board of Directors of the three (3) nominees named in this Proxy Statement to serve until the 2020 annual meeting of stockholders and until their successors are duly elected and qualified (Proposal No. 1); and

•	the ratification of the appointment of KPMG LLP (“KPMG”) as our independent registered public accounting firm for the fiscal year ending June 30, 2018 (Proposal No. 2).
We will also consider any other business that properly comes before the Annual Meeting or any adjournments or postponements thereof. See “—How will voting on any other business be conducted?” below.

Q:	How does the Board recommend I vote on these items?

A:	The Board of Directors recommends that you vote your shares:

•	FOR the election to the Board of Directors of each of the following three nominees: Ivar S. Chhina, Michael J. Connolly and Mark W. Lanigan (Proposal No. 1); and

•	FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2018 (Proposal No. 2).

Q:	Who is entitled to vote at the Annual Meeting?

A:
The record date for the Annual Meeting is September 11, 2017. Stockholders of record of Malibu Boats’ Class A common stock and Class B common stock as of the close of business on the record date are entitled to vote at the Annual Meeting.

Q:	What options are available to me to vote my shares?

A:
Whether you hold shares directly as the stockholder of record or through a bank, broker or other nominee (that is, in “street name”), your shares may be voted at the Annual Meeting by following any of the voting options available to you below:

You may vote via the Internet.

(1)	If you received proxy materials by email, you may submit your proxy or voting instructions over the Internet by following the instructions included in the email; or

(2)
If you received a printed set of the proxy materials by mail, including a paper copy of the proxy card or voting instruction form, you may submit your proxy or voting instructions over the Internet by following the instructions on the proxy card or voting instruction form.

If you hold shares of Class A common stock and Class B common stock, you will receive two separate proxy cards or voting instruction forms with two separate control numbers, one each for Class A common stock and Class B common stock. You must follow the instructions on each separate proxy card or voting instruction form, one each for Class A common stock and Class B common stock, for all of your votes to be counted.
You may vote by mail. If you received a printed set of the proxy materials, you can submit your proxy or voting instructions by completing and signing the separate proxy card or voting instruction form you received and mailing it in the accompanying prepaid and addressed envelope. If you hold shares of Class A common stock and Class B common stock, you will receive two separate proxy cards, one each for Class A common stock and Class B common stock. You must submit both cards, one each for Class A common stock and Class B common stock, for all of your votes to be counted. For instance, if you only submit the proxy card for your shares of Class A common stock, but not the proxy card for your shares of Class B common stock, we will not include your votes for your Class B common stock.
You may vote in person at the meeting. All stockholders of record may vote in person at the Annual Meeting. Written ballots will be passed out to anyone who wants to vote at the Annual Meeting. However, if you are the beneficial owner of shares held in street name through a bank, broker or other nominee, you may not vote your shares at the Annual Meeting unless you obtain a “legal proxy” from the bank, broker or nominee that holds your shares giving you the right to vote the shares at the Annual Meeting.
Even if you plan to attend the Annual Meeting, we recommend that you submit your proxy or voting instructions in advance to authorize the voting of your shares at the Annual Meeting so that your vote will be counted if you later are unable to attend the Annual Meeting.

Q:	What is the deadline for voting my shares?

A:
If you are a stockholder of record, your proxy must be received by the Internet by 11:59 p.m. Eastern time on November 1, 2017 in order for your shares to be voted at the Annual Meeting. However, if you are a stockholder of record and you received a copy of the proxy materials by mail, you may instead mark, sign, date and return the proxy card you received and return it in the accompanying prepaid and addressed envelope so that it is received by Malibu Boats before the Annual Meeting in order for your shares to be voted at the Annual Meeting. If you hold your shares in street name, please provide your voting instructions by the deadline specified by the bank, broker or other nominee who holds your shares.

Q:	Once I have submitted my proxy, is it possible for me to change or revoke my proxy?

A:	Yes. Any stockholder of record has the power to change or revoke a previously submitted proxy at any time before it is voted at the Annual Meeting by:

•	submitting to our Secretary, before the voting at the Annual Meeting, a written notice of revocation bearing a later date than the proxy;

•
properly submitting a proxy on a later date prior to the deadlines specified in “—What is the deadline for voting my shares?” above (only the latest proxy submitted by a stockholder by Internet or mail will be counted); or

•	attending the Annual Meeting and voting in person.
For shares held in street name, you may revoke any previous voting instructions by submitting new voting instructions to the bank, broker or nominee holding your shares by the deadline for voting specified in the voting instructions provided by your bank, broker or nominee. Alternatively, if your shares are held in street name and you have obtained a legal proxy from the bank, broker or nominee giving you the right to vote the shares at the Annual Meeting, you may revoke any previous voting instructions by attending the Annual Meeting and voting in person.
Attendance at the Annual Meeting will not by itself constitute a revocation of a proxy.

Q:	How many shares are eligible to vote at the Annual Meeting?

A:
If you are a holder of our Class A common stock, then you are entitled to one vote at our Annual Meeting for each share of our Class A common stock that you held as of the record date. If you are a holder of our Class B common stock, then you are entitled to the number of votes at our Annual Meeting that is equal to the number of membership units in Malibu Boats Holdings, LLC (the “LLC Units”) held by you, regardless of the number of shares of Class B common stock held by you. All matters presented to our stockholders at the Annual Meeting will be voted on by the holders of our Class A common stock and Class B common stock voting together as a single class.

As of September 11, 2017, we had 20,287,030 shares of Class A common stock outstanding that will carry 20,287,030 votes and 18 shares of Class B common stock outstanding that will carry an aggregate of 1,251,148 votes (i.e., a number of votes that is equal to the aggregate number of outstanding LLC Units, other than LLC Units held by Malibu Boats, Inc.).

Q:	How is a quorum determined?

A:
A quorum refers to the number of shares that must be in attendance at an annual meeting of stockholders to lawfully conduct business. The representation, in person or by proxy, of holders entitled to cast a majority of all of the votes entitled to be cast at the Annual Meeting constitutes a quorum at the meeting. Your shares will be counted for purposes of determining whether a quorum exists for the Annual Meeting if you returned a signed and dated proxy card or voting instruction form, if you submitted a proxy or voting instructions by the Internet, or if you vote in person at the Annual Meeting, even if you abstain from voting on any of the proposals. In addition, if you are a street name holder, your shares may also be counted for purposes of determining whether a quorum exists for the Annual Meeting even if you do not submit voting instructions to your broker. See
“—How will votes be counted at the Annual Meeting?” below.

Q:	What is required to approve each proposal at the Annual Meeting?

A:
All elections of directors will be determined by a plurality of the votes cast in respect of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. A plurality vote requirement means that the director nominees with the greatest number of votes cast, even if less than a majority, will be elected. There is no cumulative voting.

The ratification of the appointment of KPMG and any other matter shall be decided by a vote of the holders of a majority of the votes cast at the Annual Meeting.

Q:	How will votes be counted at the Annual Meeting?

A:
Election of Directors (Proposal No. 1). Once a quorum has been established, the affirmative vote of a plurality of all the votes cast on the matter at the Annual Meeting in person or by proxy will be required for the election of each director nominee, meaning that the persons receiving the highest number of FOR votes, up to the total number of directors to be elected at the meeting, will be elected. Stockholders are not permitted to cumulate their shares for the purpose of electing directors.

Ratification of Appointment of KPMG as our independent registered public accounting firm for the fiscal year ending June 30, 2018 (Proposal No. 2). Once a quorum has been established, pursuant to our Bylaws, approval of Proposal No. 2 requires the affirmative vote of a majority of all of the votes cast on the item at the Annual Meeting. Notwithstanding this vote standard required by our Bylaws, Proposal No. 2 is advisory only and is not binding on us. Our Board of Directors will consider the outcome of the vote on this item in considering what action, if any, should be taken in response to the vote by stockholders.
Abstentions with respect to any proposal at the Annual Meeting will be counted as present and entitled to vote for purposes of determining the presence of a quorum, but will not be counted as a vote cast on the proposal and therefore will not be counted in determining the vote for the election of directors or the ratification of the appointment of KPMG.
If you hold your shares in street name through a brokerage account and you do not submit voting instructions to your broker, your broker may generally vote your shares in its discretion on routine matters. However, a broker cannot vote shares held in street name on non-routine matters unless the broker receives voting instructions from the street name holder. The proposal to ratify the appointment of KPMG as our independent registered public accounting firm for the fiscal year ending June 30, 2018 (Proposal No. 2) is considered routine under applicable rules, while the election of directors (Proposal No. 1) is considered non-routine. Accordingly, if you hold your shares in street name through a brokerage account and you do not submit voting instructions to your broker, your broker may exercise its discretion to vote your shares on Proposal No. 2, but will not be permitted to vote your shares on Proposal No. 1 at the Annual Meeting. If your broker exercises this discretion, your shares will be counted as present for the purpose of determining the presence of a quorum at the Annual Meeting and will be voted on Proposal No. 2 in the manner directed by your broker, but your shares will constitute “broker non-votes” on Proposal No. 1 at the Annual Meeting. Broker non-votes will not be counted as a vote cast with respect to Proposal No. 1 and therefore will not be counted in determining the outcome of the election of directors.

Q:	How will my shares be voted if I do not give specific voting instructions in the proxy or voting instruction form I submit?

A:
If you properly submit a proxy or voting instruction form but do not indicate your specific voting instructions on one or more of the items listed above in the notice of meeting, your shares will be voted as recommended by the Board of Directors on those items. See “—How does the Board recommend I vote on these items?” above.

Q:	How will voting on any other business be conducted?

A:
Although the Board of Directors does not know of any business to be considered at the Annual Meeting other than the items described in this Proxy Statement, if any other business properly comes before the Annual Meeting, a stockholder’s properly submitted proxy gives authority to the proxy holders to vote on those matters in their discretion.

Q:	Who will bear the costs of the solicitation of proxies?

A:
The cost of preparing the Notice of Annual Meeting of Stockholders, this Proxy Statement, and the form of proxy, the cost of making such materials available on the Internet and the cost of soliciting proxies will be paid by Malibu Boats. We have retained D.F.King & Co., Inc., a third-party solicitation firm, to assist in the distribution of proxy materials and solicitation of proxies on our behalf for an estimated fee of $4,000 plus reimbursement of certain out-of-pocket expenses. In addition to solicitation by mail, certain officers, regular employees and directors of Malibu Boats, without receiving any additional compensation, may solicit proxies personally or by telephone. Malibu Boats will request brokerage houses, banks and other custodians or nominees holding stock in their names for others to forward proxy materials to their customers or principals who are the beneficial owners of shares of our Class A common stock and Class B common stock and will reimburse them for their expenses in doing so.

Q:	Where can I find the voting results of the Annual Meeting?

A:
We intend to announce preliminary voting results at the Annual Meeting and disclose final voting results in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission (“SEC”) within four business days following the Annual Meeting.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT
The following table sets forth information regarding the beneficial ownership of shares of our Class A common stock and Class B common stock and of LLC Units of our subsidiary, Malibu Boats Holdings, LLC, as of September 11, 2017 by (1) each person known to us to beneficially own more than 5% of any class of the outstanding voting securities of Malibu Boats, Inc., (2) each of our directors and named executive officers and (3) all of our directors and executive officers as a group.
The number of shares of our Class A common stock and of LLC Units outstanding and the percentage of beneficial ownership is based on 20,287,030 shares of our Class A common stock and 21,538,178 LLC Units outstanding as of September 11, 2017. Each holder of LLC Units holds one share of our Class B common stock. Each share of Class B common stock entitles the holder to one vote for each LLC Unit held by such holder. Accordingly, the holders of LLC Units collectively have a number of votes in Malibu Boats, Inc. that is equal to the aggregate number of LLC Units that they hold. Beneficial ownership reflected in the table below includes the total shares or units held by the individual and his or her affiliates. Beneficial ownership is determined in accordance with the rules of the SEC.
Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each stockholder named in the following table possesses sole voting and investment power over the shares listed. Unless otherwise noted below, the address of each person listed on the table is c/o Malibu Boats, Inc., 5075 Kimberly Way, Loudon, Tennessee 37774.

	Class A Common Stock Beneficially Owned (1)		LLC Units Beneficially Owned (1)		Class B Common Stock Beneficially Owned	Combined Voting Power (2)
Name of Beneficial Owner	Number	%	Number	%	Number	%
5% Stockholders
JP Morgan Chase & Co. (3)	1,835,201	9.0	—	—	—	8.5
Wellington Management Group LLP (4)	1,476,504	7.3				6.9
RBC Global Asset Management (U.S.) Inc. (5)	1,391,920	6.9	—	—	—	6.5
Macquarie Group Limited (6)
BlackRock, Inc. (7)
Malibu Boats, Inc. (8)	—	—	20,287,030	94.2	—	—
Directors and Executive Officers
Jack D. Springer (9)	117,729	*	202,735	*	1	1.3
Wayne R. Wilson (10)	30,485	*	69,352	*	1	*
Ritchie L. Anderson (11)	26,091	*	24,912	*	1	*
Michael K. Hooks (12)	28,619	*	25,000	*	1	*
James R. Buch (13)	16,795	*	—	—	—	*
Ivar S. Chhina (14)	16,795	*	—	—	—	*
Michael J. Connolly (15)	28,619	*	—	—	—	*
Phillip S. Estes (16)	23,947	*	623,637	2.9	2	3.0
Mark W. Lanigan (17)	28,619	*	50,136	*	1	*
Peter E. Murphy (18)	19,795	*	—	—	—	*
William Paxson St. Clair, Jr.	39,262	*	—	—	—	*
John E. Stokely (19)	16,795	*	—	—	—	*
Directors and executive officers as a group
(14 persons) (20)	397,222	2.0	1,065,191	4.9	8	6.8
___________

*	Less than 1.0%

(1)
Subject to the terms of the exchange agreement, the LLC Units are exchangeable for shares of our Class A common stock on a one-for-one basis. See “Certain Relationships and Related Party Transactions—Exchange Agreement.” Beneficial ownership of LLC Units reflected in these tables has not been reflected as beneficial ownership of shares of our Class A common stock for which such units may be exchanged.

(2)
Includes the voting power of each owner based on the voting power held through both the owners’ Class A common stock and Class B common stock (which Class B common stock reflects each owner’s holdings of LLC Units). Represents percentage of voting power of the Class A common stock and Class B common stock of Malibu Boats, Inc. voting together as a single class.

(3)
Based on a Schedule 13G/A filed on January 11, 2017 by JPMorgan Chase & Co. on behalf of itself and its wholly owned subsidiaries, J.P. Morgan Investment Management Inc. and JPMorgan Chase Bank, National Association. According to the Schedule 13G/A, JPMorgan Chase & Co. has sole voting power over 1,620,201 shares and sole dispositive power over 1,835,201 shares. The address of JPMorgan Chase & Co. is 270 Park Avenue, New York, New York 10017.

(4)
Based on a Schedule 13G/A filed on February 9, 2017 by Wellington Management Group LLP on behalf of itself and Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP and Wellington Management Company LLP. According to the Schedule 13G/A, each of Wellington Management Group LLP, Wellington Group Holdings LLP and Wellington Investment Advisors Holdings LLP has shared voting power over 956,637 shares and shared dispositive power over 1,476,504 shares, and Wellington Management Company LLP has shared voting power over 919,587 shares and shared dispositive power over 1,306,387 shares. The address of Wellington Management Group LLP is 280 Congress Street, Boston, Massachusetts 02210.

(5)
Based on a Schedule 13G/A filed on February 10, 2017 by RBC Global Asset Management (U.S.) Inc. (“RBC”). According to the Schedule 13G/A, RBC has shared voting power over 1,196,330 shares and shared dispositive power over 1,391,920 shares. The address of RBC is 50 South Sixth Street, Suite 2350, Minneapolis, Minnesota 55402.

(6)
Based on a Schedule 13G filed on February 14, 2017 filed by Macquarie Group Limited on behalf of itself and Macquarie Bank Limited, Macquarie Funds Management Hong Kong Limited, Delaware Management Holdings, Inc. and Delaware Management Business Trust. According to the Schedule 13G, Macquarie Funds Management Hong Kong Limited has sole voting and dispositive power over 11,054 shares, Delaware Management Holdings Inc. has sole voting and dispositive power over 1,128,245 shares and Delaware Management Business Trust has sole voting and dispositive power over 1,128,245 shares. Macquarie Group Limited and Macquarie Bank Limited are each deemed to beneficially own 1,128,757 shares due to their ownership of the entities above. The address of Macquarie Group Limited and Macquarie Bank Limited is 50 Martin Place, Sydney, New South Wales, Australia. The principal business address of Macquarie Funds Management Hong Kong Limited is Level 18, Once International Finance Centre, 1 Harbour View Street, Hong Kong. The principal business address of Delaware Management Holdings Inc., and Delaware Management Business Trust is 2005 Market Street, Philadelphia, PA 19103.

(7)
Based on a Schedule 13G filed on January 30, 2017 by Blackrock, Inc. (“Blackrock”). According to the Schedule 13G, Blackrock has sole voting power over 991,934 shares and sole dispositive power over 1,015,675 shares. The address of Blackrock is 55 East 52nd Street, New York, New York 10055.

(8)	Represents the number of LLC Units held by Malibu Boats, Inc. Malibu Boats, Inc. does not hold any Class B common stock.

(9)
Includes (i) 20,250 shares of restricted stock vesting in four substantially equal annual installments beginning on November 4, 2017, (ii) 6,781 shares of restricted stock vesting in two substantially equal annual installments beginning on November 6, 2017, (iii) 16,951 shares of restricted stock vesting in three substantially equal annual installments beginning on November 6, 2017 and (iv) 50,762 shares of restricted stock that vest subject to the achievement of certain performance targets. Does not include options to purchase 52,000 shares of Class A common stock that vest in four equal annual installments beginning on June 29, 2018.

(10)
Includes (i) 7,000 shares of restricted stock vesting in four substantially equal installments beginning on November 4, 2017, (ii) 2,897 restricted stock units vesting on November 6, 2017 and (iii) 13,000 shares of restricted stock that vest subject to the achievement of certain performance targets. The restricted stock units represent the contingent right to receive an equivalent number of shares of our Class A common stock. Does not include (i) 1,159 restricted stock units vesting on November 6, 2018, (ii) 3,478 restricted stock units vesting in two equal annual installments beginning on November 6, 2018 and (iii) options to purchase 26,000 shares of Class A common stock that vest in four equal annual installments beginning on June 29, 2018.

(11)
Includes (i) 5,000 shares of restricted stock vesting in four substantially equal installments beginning on November 4, 2017, (ii) 1,840 restricted stock units vesting on November 6, 2017 and (iii) 15,000 shares of restricted stock that vest subject to the achievement of certain performance targets. The restricted stock units represent the contingent right to receive an equivalent number of shares of our Class A common stock. Does not include (i) 537 restricted stock units vesting on November 6, 2018, (ii) 2,608 restricted stock units vesting in two equal annual installments beginning on November 6, 2018 and (iii) options to purchase 26,000 shares of Class A common stock that vest in four equal annual installments beginning on June 29, 2018.

(12)
Includes 28,619 stock units and 25,000 LLC Units held directly by Mr. Hooks. The stock units are fully vested and payable in an equivalent number of shares of our Class A common stock upon or as soon as practicable, and in all events within 30 days, following the first to occur of (A) the date of Mr. Hooks’ separation from service (as defined in our director compensation policy) or (B) the occurrence of a change in control under our Long-Term Incentive Plan.

(13)
Includes 16,795 stock units. The stock units are fully vested and payable in an equivalent number of shares of our Class A common stock upon or as soon as practicable, and in all events within 30 days, following the first to occur of (A) the date of Mr. Buch’s separation from service (as defined in our director compensation policy) or (B) the occurrence of a change in control under our Long-Term Incentive Plan.

(14)
Includes 16,795 stock units. The stock units are fully vested and payable in an equivalent number of shares of our Class A common stock upon or as soon as practicable, and in all events within 30 days, following the first to occur of (A) the date of Mr. Chhina’s separation from service (as defined in our director compensation policy) or (B) the occurrence of a change in control under our Long-Term Incentive Plan.

(15)
Includes 28,619 stock units. The stock units are fully vested and payable in an equivalent number of shares of our Class A common stock upon or as soon as practicable, and in all events within 30 days, following the first to occur of (A) the date of Mr. Connolly’s separation from service (as defined in our director compensation policy) or (B) the occurrence of a change in control under our Long-Term Incentive Plan.

(16)
Includes 23,947 shares of Class A common stock held directly by Mr. Estes and 623,637 LLC Units owned as follows: (i) 600,000 LLC Units held directly by Horizon Holdings, LLC and (ii) 23,637 LLC Units held directly by Malibu Holdings, L.P. Horizon Holdings, LLC is the general partner of Malibu Holdings, L.P. and may be deemed the beneficial owner of the securities beneficially owned by Malibu Holdings, L.P. Mr. Estes and James Shorin share the voting power and dispositive power with respect to the securities beneficially owned by Horizon Holdings, LLC and may be deemed the beneficial owner of the securities beneficially owned by Horizon Holdings, LLC. Mr. Estes disclaims beneficial ownership of such securities, except to the extent of his pecuniary interest therein.

(17)
Includes 28,619 stock units and 50,136 LLC Units held directly by Mr. Lanigan. The stock units are fully vested and payable in an equivalent number of shares of our Class A common stock upon or as soon as practicable, and in all events within 30 days, following the first to occur of (A) the date of Mr. Lanigan’s separation from service (as defined in our director compensation policy) or (B) the occurrence of a change in control under our Long-Term Incentive Plan.

(18)
Includes 16,795 stock units. The stock units are fully vested and payable in an equivalent number of shares of our Class A common stock upon or as soon as practicable, and in all events within 30 days, following the first to occur of (A) the date of Mr. Murphy’s separation from service (as defined in our director compensation policy) or (B) the occurrence of a change in control under our Long-Term Incentive Plan.

(19)
Includes 16,795 stock units. The stock units are fully vested and payable in an equivalent number of shares of our Class A common stock upon or as soon as practicable, and in all events within 30 days, following the first to occur of (A) the date of Mr. Stokely’s separation from service (as defined in our director compensation policy) or (B) the occurrence of a change in control under our Long-Term Incentive Plan.

(20)
Includes 55,982 shares of restricted stock with time-based vesting requirements and 78,762 shares of restricted stock that vest subject to the achievement of certain performance targets. Also includes (i) 153,037 vested stock units, (ii) 1,350 restricted stock units vesting on November 4, 2017 and (iii) 4,737 restricted stock units vesting on November 6, 2017. The restricted stock units represent the contingent right to receive an equivalent number of shares of our Class A common stock. Does not include (i) 450 restricted stock units vesting in two equal annual installments beginning on May 16, 2018, (ii) 1,000 restricted stock units vesting on June 27, 2018, (iii) 4,050 restricted stock units vesting in three equal annual installments beginning on November 4, 2018, (iv) 1,696 restricted stock units vesting on November 6, 2018, (v) 6,086 restricted stock units vesting in two equal annual installments beginning on November 6, 2018 and (vi) options to purchase 104,000 shares of Class A common stock that vest in four equal annual installments beginning on June 29, 2018.

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS
Directors of the Company
Our Board of Directors is divided into three classes with staggered three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. Our directors are currently divided among the three classes as follows:

•	The Class I directors are Messrs. Chhina, Connolly and Lanigan, and their terms will expire at the Annual Meeting;

•	The Class II directors are Messrs. Buch, Estes, and Murphy, and their terms will expire at the annual meeting of stockholders to be held in 2018; and

•	The Class III directors are Messrs. Hooks, St. Clair, Springer, and Stokely, and their terms will expire at the annual meeting of stockholders to be held in 2019.
The following sets forth certain information about our directors as of September 11, 2017:

Name	Age	Principal Position
Jack D. Springer	56	Chief Executive Officer and Director
Michael K. Hooks	55	Chairman of the Board and Director
James R. Buch	63	Director
Ivar S. Chhina	54	Director
Michael J. Connolly	51	Director
Phillip S. Estes	58	Director
Mark W. Lanigan	57	Director
Peter E. Murphy	54	Director
William Paxson St. Clair, Jr.	52	President of Cobalt Boats, LLC and Director
John E. Stokely	64	Director
Jack D. Springer, Chief Executive Officer and Director. Mr. Springer was our interim Chief Executive Officer beginning in May 2009 and became our Chief Executive Officer in February 2010. From June 2003 to February 2010, Mr. Springer was a partner and managing director with Qorval, LLC, a private consultancy that provides strategic leadership and executive management across various industries. As a result of his role with Qorval, Mr. Springer has served as Chief Executive Officer at Diamondback Tactical LLP, a manufacturer of tactical armor systems for federal, state and local law enforcement agencies and defense contractors, as Chief Restructuring Officer of American Plastics, Inc., a thermoform plastics manufacturer for the restaurant and hospitality industry and as interim Chief Executive Officer of Allen White Inc., a furniture manufacturer and wholesaler. While at Qorval, Mr. Springer was also Chief Integration Officer at Nautic Global Group from 2004 to 2007, during which time he was responsible for the integration of two boat manufacturers. Mr. Springer received a B.A. in Accountancy from the University of Texas of the Permian Basin. Based on his perspective and experience as our Chief Executive Officer, as well as his depth of experience in the boat manufacturing industry and as a chief executive, we believe that Mr. Springer is qualified to serve on our Board of Directors.
Michael K. Hooks, Chairman of the Board and Director. Mr. Hooks has been a director of the LLC since 2006 and he became a member of our Board of Directors in 2014 in connection with the IPO. He was a co-founder and has been managing partner of Westhook Capital LLC since 2017, and he was a co-founder and has been a managing director of Black Canyon Capital LLC since 2004. Previously, Mr. Hooks was a co-head of the Los Angeles office of Credit Suisse First Boston and a managing director in the Los Angeles office of Donaldson, Lufkin & Jenrette. He previously served on the boards of directors of JDC Healthcare Management, Saunders & Associates, TASI Holdings, Virgin America, Logan’s Roadhouse and Switchcraft, as well as the Supervisory Board of Pfeiffer Vacuum Technology, at the time a public company listed on the New York Stock Exchange. Mr. Hooks received a degree in Economics from Princeton University and an M.B.A. with distinction from the Wharton School of Business. Based on his extensive experience as an investment banker advising companies on their financing and strategic alternatives, his experience as a private equity manager working with companies and their management teams to grow and improve their businesses, and his deep knowledge of Malibu Boats given his eleven-year tenure as a board member of the LLC, we believe Mr. Hooks is qualified to serve on our Board of Directors.
James R. Buch, Director. Mr. Buch became a member of our Board of Directors in 2014 in connection with the IPO. Since May 2017, Mr. Buch has held the position of chief executive officer of UMA Enterprises, Inc., which is a private company and one of the largest distributors of home decor products in North America. From 2012 to 2016, he served as president and chief executive officer of Lynx Grills, a manufacturer of grills and outdoor kitchen products for residential consumers. In 2011 and 2012, Mr. Buch was interim president and chief executive officer of Sunbrite TV, a manufacturer of high-definition televisions, and he was a consultant and operating advisor to various private equity and investment firms from 2008 to 2010, assisting businesses on multiple fronts, including growth strategies, restructuring and business model assessment. Mr. Buch has also served and continues to serve on board and advisory councils for a number of private and nonprofit organizations. He received a bachelor’s degree and an M.B.A. from California State University-Fullerton. Based on his extensive leadership and advisory experience with manufacturers of consumer products, we believe Mr. Buch is qualified to serve on our Board.
Ivar S. Chhina, Director. Mr. Chhina became a member of our Board of Directors in 2014 in connection with the IPO. Now retired, from 2009 to 2011, he served as the chief financial officer and executive vice president for Recreational Equipment, Inc. (REI), a national retailer of recreational equipment and apparel, and previously served on its board from 2006 to 2009, where he was chair of its audit and finance committee as well as board vice chair. From 2001 to 2007, Mr. Chhina was chairman and chief executive officer, and previously chief operating officer and chief restructuring officer of Interdent, Inc., a health care services company. From 1991 to 2001, Mr. Chhina held senior executive, finance and operational roles with several portfolio companies of Mehta & Company, a private equity firm for which he was an operating partner and is currently a venture partner. Mr. Chhina also serves on the board of Northwestern Management Services LLC, on the board of directors of Spring & Sprout Dental Support Services, LLC, on the board of directors of Stat Health Holding, LLC, and on the board of directors of Troy Lee Designs, Inc. all of which are private companies. Previously, he held executive positions and/or directorships with several companies, including as interim chief executive officer, and later as a director/advisor to the managing member of JDC Management, LLC, and has served on and chaired boards and committees of charitable and educational entities, including most recently as a board director and member of the audit and finance committee of the Pacific Science Center, and as a director and past chair of the finance committee of the Washington chapter of The Nature Conservancy. Mr. Chhina received an M.A. in international policy studies from the Middlebury College Monterey Institute and a dual B.A. in economics and political science from the University of Nevada-Reno. We believe Mr. Chhina is qualified to serve on our Board of Directors based on his financial expertise, knowledge of the recreational products industry and extensive experience advising, operating and directing businesses across multiple industries.
Michael J. Connolly, Director. Mr. Connolly became a member of our Board of Directors in 2014 in connection with the IPO. He is a founding partner of Breakaway Capital Management, LLC, a private investment fund manager which provides debt and structured equity capital to lower middle market companies. In addition, Mr. Connolly is chief executive officer and sole director of Motorini, Inc., which operates a motorcycle dealership and service provider. From 2007 to 2013, he was a partner with Leonard Green & Partners, LP., a private equity firm. Previously, Mr. Connolly was an investment banker at UBS Securities, LLC, where he served as managing director and co-head of UBS’s Los Angeles investment banking office, and a senior vice president at Donaldson, Lufkin and Jenrette. From 2010 through May 2017, he was on the board of Cascade Bancorp (NASDAQ: CACB), where he was the chairman of the board loan committee and member of the compensation and audit committees. From 2011 through 2016, he was on the board of FP Holdings, LP, a private company and the parent company of the Palms Casino Resort. He is a member of the emeritus board of the Los Angeles Regional Food Bank. He received a bachelor’s degree from the University of California-Berkeley. Based on his extensive experience as an investment banker advising companies on their strategic alternatives and his experience as a private equity manager working with companies and their management teams to grow and improve their businesses, we believe Mr. Connolly is qualified to serve on our Board of Directors.

Phillip S. Estes, Director. Mr. Estes has been a director of the LLC since 2006 and he became a member of our Board of Directors in 2014 in connection with the IPO. He co-founded Horizon Holdings, LLC, which has acquired 19 companies in the food and beverage and consumer products industries since its formation in 1989. Mr. Estes also serves on the boards of Horizon Food Group, Inc., California Optical Corp., Healthy Food Ingredients, Inc., Parks Manufacturing, LLC and Bandworks, all of which are private companies. He has also served on the board of the National Marine Manufacturers Association (“NMMA”), a boating industry trade association, since 2007. Prior to founding Horizon Holdings, Mr. Estes was a vice president in the corporate finance department of Drexel Burnham Lambert. He received an M.B.A. from Harvard Business School and a B.S. from the University of Oklahoma. Based on his extensive experience investing in and advising manufacturing companies, his deep knowledge of Malibu Boats given his eleven-year tenure as a member of the board of the LLC, his service on the board of the NMMA and his enthusiasm for our business as a life-long active boater, we believe Mr. Estes is qualified to serve on our Board.
Mark W. Lanigan, Director. Mr. Lanigan has been a director of the LLC since 2006 and he became a member of our Board of Directors in 2014 in connection with the IPO. He was a co-founder and has been a managing director of Black Canyon Capital LLC since 2004. Mr. Lanigan has also been a consultant with Tailwind Capital, a private equity firm, since 2015. Mr. Lanigan was formerly a co-head of the Los Angeles office and a member of the Investment Banking Executive Board of Credit Suisse First Boston and head of the Los Angeles office of Donaldson, Lufkin & Jenrette. He also serves on the boards of directors of LRW Holdings, LLC and Lone Peak Holdings, LLC, which are both private companies, and he previously served on the boards of directors of JDC Healthcare Management, Virgin America, Archway Marketing Services, TASI Holdings, Inc. and Saunders & Associates. Mr. Lanigan graduated summa cum laude, Phi Beta Kappa with a degree in Economics from Colgate University and received a J.D. degree from Harvard Law School and an M.B.A. from Harvard Business School. We believe Mr. Lanigan is qualified to serve on our Board of Directors based on his extensive experience as an investment banker advising companies on their financing and strategic alternatives, his experience as a private equity manager working with companies and their management teams to grow and improve their businesses, and his deep knowledge of Malibu Boats given his eleven-year tenure as a board member of the LLC.
Peter E. Murphy, Director. Mr. Murphy became a member of our Board of Directors in 2014 in connection with the IPO. He is the founder and chief executive officer of Wentworth Capital Management, a private investment and venture capital firm focused on media, technology and branded consumer businesses. From 2009 to 2011, he served as president of strategy & development of Caesars Entertainment, where he was responsible for corporate strategy and growth, mergers and acquisitions, corporate development and real estate development around the world. From 2007 to 2008, Mr. Murphy served as an operating partner at Apollo Global Management and, prior to that, he spent 18 years in senior executive roles with The Walt Disney Company, including chief strategic officer of Disney and chief financial officer of ABC, Inc. Mr. Murphy is currently a board member and chairman of the audit committee of Tribune Media (NYSE: TRCO), a board member of The Stars Group, Inc. and a board advisor to DECA TV. He has previously served as chairman of the board of Revel Entertainment and on the boards of Dial Global and Fisher Communications. Mr. Murphy received an M.B.A. from the Wharton School of Business and a bachelor’s degree, magna cum laude and Phi Beta Kappa, from Dartmouth College. We believe Mr. Murphy is qualified to serve on our Board because of his long history as an executive and director of national and international companies and experience facilitating international growth and strategy.
William Paxson St. Clair, Jr., President of Cobalt Boats, LLC and Director. Mr. St. Clair has served as President of Cobalt Boats, LLC, our wholly owned subsidiary since our acquisition of Cobalt in July 2017 and was appointed to our Board of Directors effective upon the consummation of our acquisition of Cobalt. He was chief executive officer of Cobalt from 2006 until our acquisition of Cobalt in July 2017. Prior to that he served in various roles at Cobalt including as president and chief operating officer from 2000 until 2006, vice president and general manager from 1998 until 2000, vice president of sales and marketing from 1993 until 1998 and as national sales manager from 1990 until 1993. He currently serves as a director of HydroHoist Boat Lift, a private company that manufactures boat lifts, pedestal parts and other boat accessories, the Kansas Chamber of Commerce and Industry and the National Marine Manufacturers Association. Mr. St. Clair graduated with a B.A. in Liberal Arts and Sciences from the University of Kansas. Based on his perspective and experience as Cobalt’s chief executive officer, as well as his depth of experience in the boat manufacturing industry, we believe Mr. St. Clair is qualified to serve on our Board of Directors.

John E. Stokely, Director. Mr. Stokely became a member of our Board of Directors in 2014 in connection with the IPO. He has been the lead independent director of Pool Corporation (NASDAQ: POOL) since 2000 and has been its chairman of the board since May 2017. Mr. Stokely is also a member of the audit committee and chair of the governance committee of Pool Corporation. In addition, Mr. Stokely was president, chief executive officer and chair of the board of Richfood Holdings, Inc., a food retailer and wholesale grocery distributor, and he served as president of JES, Inc., an investment and consulting firm. Previously, he also served on the boards and committees of a number of other publicly traded companies, including ACI Worldwide, Inc., AMF Bowling, Imperial Sugar Company (which was previously a publicly traded company), O’Charley’s Inc., Performance Food Group and Nash-Finch Company. Mr. Stokely received a bachelor’s degree from the University of Tennessee. We believe Mr. Stokely is qualified to serve on our Board because of his extensive experience as a director of publicly-traded companies engaged in a variety of industries, strategic insights, distribution experience and senior leadership experience.
Executive Officers of the Company
The following sets forth certain information about our executive officers as of September 11, 2017:

Name	Age	Principal Position
Jack D. Springer	56	Chief Executive Officer and Director
Wayne R. Wilson	37	Chief Financial Officer
Ritchie L. Anderson	52	Chief Operating Officer
Dan L. Gasper	55	Vice President of Product Design
Deborah S. Kent	53	Vice President of Human Resources
William Paxson St. Clair, Jr.	52	President of Cobalt Boats, LLC and Director
Please see “—Directors of the Company” above for the biographical information for Jack D. Springer and William Paxson St. Clair, Jr. The biographical information for our other executive officers is set forth below.
Wayne R. Wilson, Chief Financial Officer. Mr. Wilson has served as our Chief Financial Officer since November 2009. From September 2008 to November 2009, Mr. Wilson served on the LLC’s executive board. Prior to joining Malibu Boats, Mr. Wilson was a vice president of Black Canyon Capital LLC where he was employed since its founding in 2004. While at Black Canyon Capital, he was responsible for due diligence and execution of numerous acquisitions and financings. Prior to joining Black Canyon Capital, Mr. Wilson was an investment banker at Credit Suisse First Boston, where he gained experience advising and financing companies across a range of industries. Mr. Wilson received a B.A. in Business Economics from the University of California, Los Angeles.
Ritchie L. Anderson, Chief Operating Officer. Mr. Anderson has served as our Chief Operating Officer since September 2013 and joined Malibu Boats in July 2011 as our Vice President of Operations. Prior to joining Malibu Boats, Mr. Anderson was Vice President of Operations at MasterCraft Boat Company, where he spent 28 years in production management. While at MasterCraft, he held various roles in operations that included management responsibility for manufacturing, supply chain, quality, customer service, environmental and safety. Mr. Anderson has 30 years of experience in the boat manufacturing industry.
Dan L. Gasper, Vice President of Product Design. Mr. Gasper has served as our Vice President of Product Design since September 2013. Mr. Gasper joined Malibu Boats in 1988 and has worked in manufacturing, quality, engineering and design. He has been designing our products for nearly 25 years and has led our design efforts for over a decade.
Deborah S. Kent, Vice President of Human Resources. Ms. Kent has served as our Vice President of Human Resources since September 2013 after joining Malibu Boats in January 2011 as our Director of Human Resources. Prior to that, Ms. Kent was Vice President of Human Resources at IdleAire, Inc., a company that provides in-cab services to truckers through centralized systems at truck stops around the United States, where she began serving as the Director of Employment and Employee Relations in 2004. Ms. Kent received a B.S. in Education from East Central University and a M.S. in Adult Education from the University of Central Oklahoma.

There are no family relationships between or among any of our executive officers or directors.

CORPORATE GOVERNANCE
Corporate Governance Principles
The Board of Directors has adopted Corporate Governance Principles, which provide the framework for the governance of our company and represent the Board’s current views with respect to selected corporate governance issues considered to be of significance to our stockholders. The Corporate Governance Principles direct our Board’s actions with respect to, among other things, our Board composition and director qualifications, composition of the Board’s standing committees, stockholder communications with the Board, succession planning and the Board’s annual performance evaluation. A current copy of the Corporate Governance Principles is posted in the Investors—Corporate Governance section of our website at www.malibuboats.com.
Director Independence
Under the listing requirements and rules of the NASDAQ Stock Market, LLC (“NASDAQ”), independent directors must compose a majority of our Board of Directors. Audit Committee members must satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. Applicable NASDAQ rules also require that each member of our Compensation Committee must be independent within the meaning of applicable NASDAQ rules. Applicable NASDAQ rules also require that director nominees must be selected, or recommended for selection by our Board of Directors, either by (1) a nominating committee comprised solely of independent directors or (2) independent directors constituting a majority of our independent directors in a vote in which only independent directors participate.
The Board of Directors has reviewed the independence of our directors, based on the corporate governance standards of NASDAQ. Based on this review, the Board of Directors determined that each of Messrs. Buch, Chhina, Connolly, Estes, Hooks, Lanigan, Murphy and Stokely is an “independent director” under the applicable NASDAQ rules (the “Independent Directors”). In making this determination, our Board of Directors considered the relationships that each of these non-employee directors has with Malibu Boats and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock held by each non-employee director. As required under applicable NASDAQ rules, our Independent Directors will meet in regularly scheduled executive sessions at which only Independent Directors are present.
Board Committees
Our Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating and Governance Committee that have the composition and responsibilities described below. Current copies of the charters for each of these committees are posted in the Investors—Corporate Governance section of our website at www.malibuboats.com. Our Board of Directors may establish additional committees from time to time, in accordance with our Bylaws.
Audit Committee
Our Audit Committee is comprised of Messrs. Chhina (chair), Buch and Stokely. Our Audit Committee oversees our corporate accounting and financial reporting process. The Board of Directors has determined that each member of the Audit Committee is an “independent director” under the NASDAQ rules. In addition, each member of the Audit Committee is also “independent” under Rule 10A-3 of the Exchange Act, and satisfies the additional financial literacy requirements of the NASDAQ rules. The Board of Directors has designated one member of the Audit Committee, Mr. Chhina as an “audit committee financial expert” as defined by SEC rules. Among other matters, the Audit Committee:

•	evaluates the independent registered public accounting firm’s qualifications, independence and performance;

•	determines the engagement of the independent registered public accounting firm;

•	reviews and approves the scope of the annual audit and the audit fee;

•	discusses with management and the independent registered public accounting firm the results of the annual audit and the review of our quarterly financial statements;

•	approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services;

•	reviews our critical accounting policies and estimates; and

•	annually reviews the Audit Committee charter and the committee’s performance.
The Audit Committee operates under a written charter adopted by the Board that satisfies the applicable standards of NASDAQ.
Compensation Committee
Our Compensation Committee is comprised of Messrs. Murphy (chair) and Connolly. The Board of Directors has determined that each member of the Compensation Committee is an “independent director” under the NASDAQ rules. In making the determination regarding the independence of each member of the Compensation Committee, the Board of Directors considered whether the director has a relationship with Malibu Boats that is material to the director’s ability to be independent from management in connection with the duties of a member of the Compensation Committee. Our Compensation Committee reviews and approves the compensation of our Chief Executive Officer and other executive officers, including salaries, bonuses, perquisites and awards of equity-based compensation, approves all employment, severance and similar agreements for executive officers, makes recommendations to the Board of Directors with respect to our stock-based benefit plans, administers our stock-based benefit plans and makes recommendations to the Board of Directors concerning the compensation of directors. The Compensation Committee also reviews and approves corporate goals and objectives relevant to the compensation of our Chief Executive Officer and other executive officers, evaluates the performance of these officers in light of those goals and objectives, and either approves or makes recommendations to the independent members of the Board of Directors regarding compensation of these officers based on such evaluations. The Compensation Committee reviews and evaluates, at least annually, the performance of the Compensation Committee. The Compensation Committee operates under a written charter adopted by the Board of Directors that satisfies the applicable standards of NASDAQ.
Our Compensation Committee (or the independent members of the Board of Directors based on the recommendation of the Compensation Committee) is responsible for making the final decisions on compensation for our Chief Executive Officer and other executive officers. However, the Compensation Committee takes into account recommendations of our Chief Executive Officer in determining the compensation (including stock awards) of executive officers other than the Chief Executive Officer. Otherwise, our executive officers do not have any role in determining the form or amount of compensation paid to our executive officers. In addition, the Compensation Committee retains the power to appoint and delegate matters to a subcommittee comprised of at least one member of the Compensation Committee, and may also delegate the authority to make compensation decisions (including the ability to grant stock awards) with respect to non-executive employees of the Company to the Chief Executive Officer. The Compensation Committee does not currently intend to delegate any of its responsibilities to a subcommittee or the Chief Executive Officer.
Pursuant to its charter, the Compensation Committee is authorized to retain compensation consultants to assist in the evaluation of compensation for our executive officers and other employees. The Compensation Committee did not retain a compensation consultant in fiscal year 2017 for purposes of determining or recommending the amount or form of executive or director compensation.
Nominating and Governance Committee
Our Nominating and Governance Committee is comprised of Messrs. Connolly (chair), Buch, Chhina, Murphy and Stokely. The Board of Directors has determined that each member of the Nominating and Governance Committee is an “independent director” under the NASDAQ rules. Among other matters, the Nominating and Governance Committee:

•	assists our Board of Directors in identifying prospective director nominees and recommends nominees for each annual meeting of stockholders to our Board of Directors;

•	recommends members for each committee of our Board of Directors;

•	oversees the evaluation of our Board of Directors and its committees; and

•	reviews developments in corporate governance matters and develops appropriate recommendations for the Board of Directors.
The Nominating and Governance Committee operates under a written charter adopted by the Board that satisfies the applicable standards of NASDAQ.
Meetings and Attendance
During the fiscal year ended June 30, 2017, there were 12 meetings of the Board of Directors, five meetings of the Audit Committee, three meetings of the Compensation Committee and two meetings of the Nominating and Governance Committee. Each of our directors attended at least 75% of the aggregate meetings of the Board and the committees of the Board on which he served during the fiscal year ended June 30, 2017. In addition, the Independent Directors meet regularly in executive session without the presence of management.
Our Board of Directors expects each director to attend the annual meeting of stockholders. All directors attended our annual meeting of stockholders during the fiscal year ended June 30, 2017.
Annual Board Evaluation
Pursuant to our Corporate Governance Principles, the Nominating and Governance Committee shall lead an annual evaluation of the Board, and each committee shall lead an annual self-evaluation. The evaluations are designed to assess whether the Board of Directors and its committees function effectively and make valuable contributions and to identify opportunities for improving its operations and procedures. The effectiveness of individual directors is considered each year when the relevant directors stand for re-nomination.
In September 2017, the Board completed an evaluation process focusing on the experience, qualifications, attributes and skills of each individual director, the effectiveness of the performance of the Board as a whole and each of the Board’s committees.
Board Leadership Structure
The Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board as the Board believes it is in the best interests of the Company to make that determination based on the position and direction of the Company and the membership of the Board. The Board has determined that having a non-employee director serve as Chairman is in the best interests of the Company’s stockholders at this time. This structure permits the Chief Executive Officer to focus on the management of the Company’s day-to-day operations. The Company also believes that having a non-employee director serve as Chairman of the Board ensures a greater role for the non-employee directors in the oversight of the Company and active participation of the non-employee directors in setting agendas and establishing Board priorities and procedures.
Risk Oversight
One of the principal functions of our Board of Directors is to provide oversight concerning the assessment and management of risk related to our business. The Board of Directors is involved in risk oversight through direct decision-making authority with respect to fundamental financial and business strategies and major corporate activities, including material acquisitions and financings, as well as through its oversight of management and the committees of the Board of Directors. Management is responsible for identifying the material risks facing Malibu Boats, implementing appropriate risk management strategies and ensuring that information with respect to material risks is shared with the Board of Directors or the appropriate Board committee. In connection with this responsibility, members of management provide regular reports to the Board of Directors regarding business operations and strategic planning, financial planning and budgeting and regulatory matters, including any material risk to Malibu Boats relating to such matters.
The Board of Directors has delegated oversight for specific areas of risk exposure to committees of the Board of Directors as follows:

•
The Audit Committee is responsible for discussing Malibu Boats’ overall risk assessment and risk management policies with management, our internal auditors and our independent registered public accounting firm as well as Malibu Boats’ plans to monitor and control any financial risk exposure. The Audit Committee is also responsible for primary risk oversight related to our financial reporting, accounting and internal controls.

•	The Compensation Committee oversees Malibu Boats’ incentive compensation arrangements to confirm that incentive pay arrangements do not encourage unnecessary risk-taking.

•	The Nominating and Governance Committee reviews the leadership structure of the Board of Directors and evaluates the effect of such leadership structure in risk oversight of the Company.
At each regular meeting of our Board of Directors, the chairperson of each committee reports to the full Board regarding the matters reported and discussed at any committee meetings, including any matters relating to risk assessment or risk management. Our Chief Executive Officer, Chief Financial Officer and outside legal counsel regularly attend meetings of these committees when they are not in executive session, and often report on matters that may not be otherwise addressed at these meetings. In addition, our directors are encouraged to communicate directly with members of management regarding matters of interest, including matters related to risk, at times when meetings are not being held. Our Board of Directors believes that the processes it has established for overseeing risk would be effective under a variety of leadership frameworks and therefore do not materially affect its choice of leadership structure as described under “Board Leadership Structure” above.
Policy on Hedging and Pledging
The Company recognizes that hedging against losses in Company stock is not appropriate or acceptable trading activity for individuals employed by or serving the Company. The Company has incorporated prohibitions on various hedging activities within its stock trading guidelines, which guidelines apply to directors, officers and employees. The guidelines prohibit all short sales of Company stock and any trading in derivatives (such as put and call options) that relate to Company securities. The guidelines also prohibit pledging any Company stock or equity awards as collateral for any margin account, or other form of credit arrangement, subject to a limited exception where a person wishes to pledge Company securities as collateral for a loan (not including margin debt) and clearly demonstrates in the sole discretion of the Company’s Chief Financial Officer that such person has the financial capacity to repay the loan without resort to the pledged securities.
Director Nomination Process
Identifying and Evaluating Director Nominee Candidates
A class of directors is elected each year by the Company’s stockholders at the annual meeting of the stockholders. The Nominating and Governance Committee will review the qualifications of prospective candidates to determine whether they will make good candidates for membership on the Board. As set forth in the Corporate Governance Principles, in considering candidates for membership on the Board, the Nominating and Governance Committee will consider the prospective candidate’s character, judgment, experience, expertise, age, diversity, independence under applicable law and freedom from other conflicts, as well as other factors that the Nominating and Governance Committee may deem relevant in light of the needs of the Board and the Company and that are in the best interests of the Company. Such factors include relevant experience, the ability to dedicate sufficient time, energy and attention to performance of Board duties, financial expertise, experience with a company in the powerboat or recreational products industry and whether the prospective candidate is a director-selected prospective candidate or a stockholder-recommended prospective candidate.
In addition, the Nominating and Governance Committee will consider the diversity of a prospective candidate while identifying nominees for director. The Nominating and Governance Committee seeks to elect directors that will collectively represent a diversity of backgrounds and experiences.
Stockholder Recommendations
The Nominating and Governance Committee will consider written nominations from stockholders of the Company for director nominees. Properly communicated stockholder recommendations will be considered in the same manner as recommendations received from other sources although as described above, one of the factors that the Nominating and Governance Committee considers is the source of the recommendation. To be properly communicated, stockholders desiring to recommend candidates for nomination or election to the Board of Directors should submit their recommendations in writing to the attention of the Secretary, Malibu Boats, Inc., 5075 Kimberly Way, Loudon, Tennessee 37774, together with the following information: (i) all information relating to such proposed candidate that would be required to be disclosed in a proxy statement; (ii) a description of all direct and indirect compensation and other material agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and the proposed nominee; (iii) a completed and signed questionnaire regarding the background and qualifications of the proposed candidate to serve as a director; and (iv) all information about the stockholder and the candidate that would be required pursuant to Article 2, Section 11 of our Bylaws if the stockholder was nominating the candidate for election to the Board of Directors. The Nominating and Governance Committee may request additional information concerning the director candidate to determine the eligibility or qualifications of the director candidate to serve as a member of our Board of Directors.
Code of Business Conduct and Code of Ethics
Our Board of Directors has adopted a Code of Business Conduct applicable to our employees, directors and officers and a Code of Ethics. The Code of Ethics applies to our principal executive officer, principal financial officer, principal accounting officer and controller, or persons performing similar functions. The codes are available on our website at www.malibuboats.com. To the extent required by rules adopted by the SEC or NASDAQ, we intend to promptly disclose future amendments to certain provisions of the codes, or waivers of such provisions granted to executive officers and directors on our website at www.malibuboats.com.
Stockholder Communications with the Board
Stockholders may send written communications to the Board of Directors or to specified individuals on the Board, by writing to: Malibu Boats, Inc., 5075 Kimberly Way, Loudon, Tennessee 37774, Attention: Chief Financial Officer. Stockholders should indicate prominently on the outside of any envelope that the communication is intended for (i) the Board, (ii) the Chair of the Board, (iii) a specific committee of the Board, (iv) the non-management directors or (v) any other director or subset of directors of the Board. The Chief Financial Officer will review all correspondence submitted and regularly forward, to the appropriate director or directors, copies of all communications, that in the opinion of the Chief Financial Officer, deal with the functions of or otherwise require the attention of individual directors, the Board or committees or subsets thereof. Unless, in the opinion of the Chief Financial Officer, a communication is improper or irrelevant, a communication will not be withheld from its intended recipient(s) without the approval of the Chair of the Board, the Chair of the appropriate committee or the director who presides during non-management executive sessions.

DIRECTOR COMPENSATION

Director Compensation
The following table sets forth certain information concerning the compensation of the members of our Board of Directors who are not also our employees (“Non-Employee Directors”) for the fiscal year ended June 30, 2017. The compensation paid to Mr. Springer, who is also one of our employees, is presented in the Summary Compensation Table and the related tables included below. Mr. Springer is not entitled to receive additional compensation for his service as a director. Mr. St. Clair, who is also one of our employees, is not included in the table below both because he was appointed to the Board of Directors after June 30, 2017 and because he is an executive officer (but not a Named Executive Officer) who does not receive any additional compensation for his service as a director.

Name	Fees Earned or Paid in Cash (1)		Stock Awards (2) (3)	Total
Michael K. Hooks	62,500	(4)	62,491	124,991
James R. Buch	62,500		62,491	124,991
Ivar S. Chhina	72,500		62,491	134,991
Michael J. Connolly	62,500	(4)	62,491	124,991
Phillip S. Estes	62,500	(4)	62,491	124,991
Mark W. Lanigan	62,500	(4)	62,491	124,991
Peter E. Murphy	72,500		62,491	134,991
John E. Stokely	62,500		62,491	124,991

(1)	Amounts reported reflect the cash retainers paid to each Non-Employee Director for fiscal year 2017.
(2)
Amounts reported represent the aggregate grant date fair value of the annual equity awards granted to the Non-Employee Directors on October 28, 2016. The aggregate grant date fair value of these awards was computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, and excludes the effects of estimated forfeitures. The reported award values have been determined using the $14.57 closing price of a share of our Class A common stock on grant date.

(3)	As of June 30, 2017, no Non-Employee Director held any unvested stock units or unvested shares of Class A common stock.
(4)
Messrs. Hooks, Connolly, Estes and Lanigan each elected to receive all of their annual retainers and any additional retainers in the form of stock units (or for Mr. Estes, shares of Class A common stock) instead of cash. Accordingly, Messrs. Hooks, Connolly and Lanigan each received 4,289 fully vested stock units for service during fiscal year 2017. Stock units are contractual rights to receive shares of Class A common stock in the future, but are not actual shares of Class A common stock. Mr. Estes received 4,289 fully vested shares of Class A common stock for service during fiscal year 2017. However, the retainers that each of these Non-Employee Directors elected to receive in units or shares are reported as though they had been paid in cash and not converted to units or shares.

Our Directors’ Compensation Policy was adopted effective June 30, 2014 and applies to the Non-Employee Directors. Under our Directors’ Compensation Policy, each Non-Employee Director is entitled to receive an annual retainer of $62,500, payable in four equal quarterly installments. Any Non-Employee Director serving as chair of our Compensation Committee or Audit Committee is entitled to receive an additional $10,000 annual retainer, payable in four equal quarterly installments. The annual retainer and any additional retainers are each pro-rated for partial years of service. The Non-Employee Directors have the right to elect to receive their annual retainers and any additional annual retainers in the form of stock units or shares of Class A common stock in lieu of cash, which shares or units would be issued as of the last day of the quarter in which the retainers relate and the shares or units would be valued as of the award date.

On the date of each annual meeting, each Non-Employee Director then in office will be entitled to receive a fully vested annual equity award consisting of either stock units or shares of Class A common stock. The annual equity award will be valued at $62,500, and will be converted into shares or units based on the price of a share of Class A common stock on the grant date. Any Non-Employee Director who joins the Board of Directors after the date of an annual meeting will be entitled to a pro-rata annual equity award upon joining the board.
For any Non-Employee Director who elects to receive stock units, the stock units will not be payable in shares of Class A common stock until the earlier of a change in control for purposes of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) or the Non-Employee Director’s separation from service from the Board of Directors. All stock units are entitled to receive dividend equivalent payments, which are reinvested into additional stock units.
Each of our Non-Employee Directors is provided the opportunity to use one of our performance sports boats during his or her term of service as a director. We believe permitting our Non-Employee Directors to use one of our sports boats encourages the directors to familiarize themselves with our products and to better understand the consumer experience. Directors are provided with use of the boat at no charge, but are responsible for paying all insurance, maintenance, gas and other fees, costs and charges (other than registration or use fees and taxes) related to their operation of the boat. At the end of each director’s term of service, the director has the option of either returning the boat to us or purchasing the boat at a purchase price equal to 75% of the dealer invoice price.
Each of our Non-Employee Directors is reimbursed for out-of-pocket expenses for attendance at Board of Directors and committee meetings.

EXECUTIVE COMPENSATION

Summary Compensation Table
The following table sets forth certain information concerning compensation we paid or accrued for the last two fiscal years with respect to each of our “Named Executive Officers”—our Chief Executive Officer, Chief Financial Officer and Chief Operating Officer:

Name and Principal Position(a)	Year (b)(1)	Salary (c)	Bonus (d)	Stock Awards (e) (2)	Option Awards (f) (3)	Non-Equity Incentive Plan Compensation (g)(4)	Nonqualified Deferred Compensation Earnings (h)	All Other Compensation (i)		Total (j)
Jack Springer	2017	$476,154	$—	$632,610	$433,168	$402,503	$—	$4,955	(5)	$1,949,390
Chief Executive Officer	2016	434,423	—	1,311,449	—	135,085	—	25,133		1,906,090
Wayne Wilson	2017	$258,173	$—	$312,400	$216,584	$202,089	$—	$24,516	(5)	$1,013,762
Chief Financial Officer	2016	235,577	—	424,750	—	67,542	—	40,865		768,734
Ritchie Anderson	2017	$228,077	$—	$312,400	$216,584	$200,000	$—	$27,164	(5)	$984,225
Chief Operating Officer	2016	210,625	—	257,513	—	54,034	—	26,643		548,815
__________________

(1)	Reflects fiscal years ended June 30.

(2)
The amounts reported for fiscal 2017 reflect the grant date fair value of restricted stock awards granted under the Long Term Incentive Plan and accounted for in accordance with FASB ASC Topic 718. For more information, see Note 13 included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2017.

For fiscal 2017, each Named Executive Officer was granted a restricted stock award based on our performance in fiscal 2016. Each Named Executive Officer’s award consisted of a combination of performance-based and time-based shares of restricted stock. The performance-based shares of restricted stock are each valued above based on the probable outcome of the performance conditions as determined on the grant date. The probable and maximum values are the same and assume that all performance-based shares of restricted stock will vest.

(3)
The amounts reported for fiscal 2017 reflect the grant date fair value of stock option awards granted under the Long Term Incentive Plan and accounted for in accordance with FASB ASC Topic 718. For more information, see Note 13 included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2017.

In connection with our acquisition of Cobalt Boats, each Named Executive Officer was granted a special stock option award in order to motivate the executives to successfully execute the acquisition and grow the value of the Company following the acquisition.

(4)	Amounts reported reflect each Named Executive Officer's annual cash incentive bonus.

(5)
Amounts reported for Messrs. Springer, Wilson and Anderson include $4,955, $4,916 and $7,564, respectively, for the Company's contribution to the defined contribution plan and Messrs. Wilson and Anderson include $2,600 for use of a company boat. Amounts reported for Messrs. Wilson and Anderson also include $17,000 for an automobile and fuel allowance.

Employment Agreements
Mr. Springer
Pursuant to his employment agreement with the Company, Mr. Springer is entitled to receive $385,000 in annual base salary and is eligible for a minimum cash incentive bonus of up to 75% of his annual base salary based upon the achievement of performance criteria established by the Compensation Committee of our Board of Directors in its sole discretion. Effective as of October 1, 2016, Mr. Springer’s annual base salary was increased to $490,000. Mr. Springer is also eligible to participate in all employee benefit plans and vacation programs and is provided with the use of a company-owned boat and, at our election, either an automobile allowance or use of a company-owned automobile. For information relating to potential payments upon termination of Mr. Springer’s employment, see “—Potential Payments upon Termination or Change in Control.” Mr. Springer’s employment agreement includes non-competition, non-solicitation and confidentiality provisions.
Mr. Wilson
Pursuant to his employment agreement with the Company, Mr. Wilson is entitled to receive $245,000 in annual base salary and is eligible for a minimum cash incentive bonus of up to 50% of his annual base salary based upon meeting performance criteria established by the Compensation Committee of our Board of Directors in its sole discretion. Effective as of October 1, 2016, Mr. Wilson’s annual base salary was increased to $262,500. Mr. Wilson is also eligible to participate in all employee benefit plans and vacation programs and is provided with the use of a company-owned boat and, at our election, either an automobile allowance or use of a company-owned automobile. For information relating to potential payments upon termination of Mr. Wilson’s employment, see “—Potential Payments upon Termination or Change in Control.” Mr. Wilson’s employment agreement includes non-competition, non-solicitation and confidentiality provisions.
Mr. Anderson
Pursuant to his employment agreement with the Company, Mr. Anderson is entitled to receive $200,000 in annual base salary and is eligible for a minimum cash incentive bonus of up to 40% of his annual base salary based upon meeting performance criteria established by the Compensation Committee of our Board of Directors in its sole discretion. Effective as of October 1, 2016, Mr. Anderson’s annual base salary was increased to $235,000.
Mr. Anderson is also eligible to participate in all employee benefit plans and vacation programs and is provided with the use of a company-owned boat and, at our election, either an automobile allowance or use of a company-owned automobile. For information relating to potential payments upon termination of Mr. Anderson’s employment, see “—Potential Payments upon Termination or Change in Control.” Mr. Anderson’s employment agreement includes non-competition, non-solicitation and confidentiality provisions.
Description of Bonus Amounts
For the fiscal year ended June 30, 2017, the annual cash incentive bonus for each of Messrs. Springer, Wilson and Anderson was based on our achievement of adjusted EBITDA thresholds established by our Compensation Committee, which consists solely of independent directors. The adjusted EBITDA target was established at an amount that took into account costs associated with our initiative to vertically integrate engine marinization for our Malibu and Axis brands. However, the Compensation Committee also retained the discretion to evaluate both the costs associated with our engine vertical integration initiative and our actual adjusted EBITDA results (which did not take into account these engine initiative costs) when determining the amount of each executive’s bonus.
If the adjusted EBITDA target was exceeded, each executive was also eligible to receive an additional bonus equal to a percentage of any excess EBITDA performance results achieved. The adjusted EBITDA target for fiscal year 2017 was $50,800,000, which represented an approximate 5.4% increase over our actual adjusted EBITDA achieved for fiscal year 2016 of $48,200,000. The Compensation Committee believes this was a rigorous target because in order to achieve the targeted performance level, we were required to grow our adjusted EBITDA by greater than 5% in a year when our adjusted EBITDA results for bonus purposes would be reduced by all of the costs associated with our engine vertical integration initiative. Our Compensation Committee also retained the discretion to reduce or increase each executive’s bonus amount based on any reason determined to be appropriate by the Compensation Committee.
We achieved actual adjusted EBITDA of $55,721,000 for fiscal year 2017 and we incurred $2,489,000 of costs associated with our engine vertical integration initiative, which resulted in actual achieved adjusted EBITDA for bonus purposes of $53,232,000. These performance results exceeded our adjusted EBITDA target and resulted in additional bonuses becoming payable out of our excess EBITDA. The annual bonus amounts earned by Messrs. Springer, Wilson and Anderson for fiscal year 2017 were $402,503, $202,089 and $200,000, respectively.
Please see “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations-GAAP Reconciliation of Non-GAAP Financial Measures” included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2017 for the definition of adjusted EBITDA which is a non-GAAP financial measure and a reconciliation of adjusted EBITDA to net income (loss) as reported under GAAP.
Description of Equity Awards
2017 Restricted Stock Award
For fiscal 2017, each Named Executive Officer was granted a restricted stock award based on our performance in fiscal 2016. Each Named Executive Officer’s restricted stock award consists of a minimum of 50% performance-based stock (and 65% and 75% performance-based stock in the case of Messrs. Wilson and Anderson, respectively), with the remainder of the award consisting of time-based stock. A minimum of 50% of the shares subject to the restricted stock awards was subject to performance-based vesting requirements because the Compensation Committee believed it was important to link a significant portion of each award to the achievement of long-term performance objectives.
Each Named Executive Officer’s award was granted in the form of shares of restricted stock in order to maximize our ability to rely on a special grandfathering rule for newly public companies for purposes of the deductibility limits under Section 162(m) of the Code.
Each Named Executive Officer’s time-based shares of restricted stock will become vested in four substantially equal annual installments on each of the first four annual anniversaries of the grant date, subject to the executive’s continuous employment through each vesting date.
Each Named Executive Officer’s performance-based shares of restricted stock are eligible to become vested in four substantially equal annual installments based on our performance for each of our fiscal years 2017, 2018, 2019 and 2020. Each annual installment will vest if we achieve the adjusted EBITDA target established for the year. The adjusted EBITDA target for each year in the performance period was established by using our fiscal year 2016 as the base year and then setting the target for each of our fiscal years 2017, 2018, 2019 and 2020 by applying an approximate 10% compounded annual growth rate to the base year adjusted EBITDA results. In the event that the adjusted EBITDA target is not achieved for any fiscal year (a “Missed Year”), the shares of restricted stock that failed to vest in the Missed Year will be eligible to vest if we achieve the applicable adjusted EBITDA target for any later fiscal year in the performance period. For example, if fiscal 2017 and fiscal 2018 were Missed Years but we achieve the applicable adjusted EBITDA target for fiscal 2019, our EBITDA performance in fiscal 2019 will result in the fiscal 2017, 2018 and 2019 installments of the performance-based shares vesting. The Compensation Committee believes the achievement of a 10% compounded annual growth rate in our adjusted EBITDA results is a challenging, yet achievable, goal that will help drive our long-term performance.
The adjusted EBITDA target for our fiscal year 2017 was $53,000,000. This target was set with reference to our actual adjusted EBITDA results (and did not include the same adjustment for engine initiative costs as under the annual bonus plan). The fiscal 2017 adjusted EBITDA target was achieved.

2017 Stock Option Awards
In connection with our acquisition of Cobalt Boats, each Named Executive Officer was granted a special stock option award. The Compensation Committee determined to grant the executives these stock option awards both to recognize their significant efforts in completing the Cobalt Boats acquisition and to motivate the executives to successfully execute the acquisition and grow the value of the Company following the acquisition. Stock options only have value if the price of the underlying stock increases after the grant date. By granting the stock option awards on the day after we entered into the agreement to acquire Cobalt Boats and setting the option exercise price equal to the closing price of a share of Class A common stock on that date, the Compensation Committee believes the options will appropriately reward and motivate the executives to grow the value of the Company, as the value of the options is tied to the increase in the price of a share of stock following the public announcement of the acquisition.
Each Named Executive Officer’s stock option award has an exercise price of $25.85, and will become vested in four substantially equal annual installments on each of the first four annual anniversaries of the grant date, subject to the executive’s continuous employment through each vesting date. Each such stock option award has an ordinary term of 6 years.
Potential Payments upon Termination or Change in Control
Under the employment agreements with each of Messrs. Springer, Wilson and Anderson, in the event our Board of Directors terminates the executive’s employment without “cause” or the executive resigns for “good reason,” the executive will be entitled to receive, subject to certain limitations including the executive’s execution of a release, the executive’s annual base salary through the end of the applicable severance period. The “severance period” specified in each employment agreement is a period of 12 months following the effective date of the release.
“Cause” is generally defined in the employment agreements to mean any of the following occurring during the executive’s employment:

•
commission of a knowing, intentional or reckless act or omission constituting theft, forgery, fraud, material dishonesty, misappropriation, breach of fiduciary duty or duty of loyalty, or embezzlement against us;

•	conviction or plea of nolo contendre to any felony or to any other crime involving moral turpitude;

•	knowingly or intentionally causing our financial statements to fail to materially comply with generally accepted accounting principles;

•	unlawful use or possession of any illegal drug or narcotic while on our premises or while performing the executive’s duties;

•
willful refusal to comply with lawful requests made of the executive by our Board of Directors, which, if curable, is not cured within five days after the executive receives written notice from the Board of Directors of such willful refusal;

•
gross negligence in the performance of the executive’s duties, which, if curable, is not fully cured within 30 days after the executive receives written notice from the Board of Directors of such gross negligence;

•	material violation of our policies, which, if curable, is not fully cured within 30 days after the executive receives written notice from the Board of Directors of such material violation; or

•
a material breach of the employment agreement or another agreement with us, which, if curable, is not fully cured within 30 days after the executive receives written notice from the Board of Directors of such breach.

“Good reason” is defined in the employment agreements to mean the executive’s resignation from employment after the occurrence of any of the following:

•	a material diminution in the executive’s authority, duties or responsibilities;

•	a material reduction in the executive’s aggregate compensation unless such reduction is concurrently made to all of our senior management; or

•	a material breach of any other material term of the executive’s employment agreement.
In each case, “good reason” will not exist unless the executive provides written notice of the condition claimed to constitute good reason within 30 days of the condition’s initial existence, our Board of Directors fails to cure the condition within 30 days following receipt of such written notice and, within ten days thereafter, the executive terminates the executive’s employment as a result of such condition.
A “change in control” is deemed to occur under the employment agreements if:

•
any person or group of persons is or becomes a beneficial owner of securities of Malibu Boats, Inc. representing more than 50% of the combined voting power of Malibu Boats, Inc.’s outstanding voting securities, excluding any person or group of persons who was, directly or indirectly a beneficial owner of more than 50% of the combined voting power of Malibu Boats, Inc.’s then outstanding voting securities at the time of our initial public offering;

•
the individuals who, on the effective date of the employment agreement or our initial public offering, constitute the Board of Directors, and any new director (other than a director who initially assumes office in connection with an actual or threatened election contest) whose election was approved or recommended by a vote of at least two-thirds (2/3) of the directors then in office, cease for any reason to constitute a majority of the number of our directors;

•
a merger or consolidation of Malibu Boats, Inc. occurs where either (1) the beneficial owners of voting securities of Malibu Boats, Inc. immediately prior to the transaction do not, immediately thereafter, own more than 50% of the combined voting power of the surviving entity or (2) the directors immediately prior to the transaction do not immediately thereafter constitute a majority of the board of directors of the surviving entity;

•	our stockholders approve a plan of liquidation or dissolution of Malibu Boats, Inc.; or

•
an agreement or series of agreements is consummated for the sale of all or substantially all of our assets other than to an entity of which at least 50% of the combined voting securities are owned by our stockholders in substantially the same proportions as their ownership of Malibu Boats, Inc. immediately prior to such sale.

Outstanding Equity Awards at Fiscal Year-End
The table below sets forth certain information concerning outstanding unvested LLC Units and restricted stock or restricted stock units held by each of our Named Executive Officers as of June 30, 2017.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested (1)($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (1)($)
Jack Springer	—	(2)	52,000	25.85	6/28/2023	6,781	(3)	175,424	(3)	6,781	(6)	175,424	(6)
						16,951	(4)	438,522	(4)	11,301	(7)	292,357	(7)
						20,250	(5)	523,868	(5)	15,188	(8)	392,914	(8)
Wayne Wilson	—	(2)	26,000	25.85	6/28/2023	2,318	(3)	59,967	(3)	2,318	(6)	59,967	(6)
						5,216	(4)	134,938	(4)	3,477	(7)	89,950	(7)
						7,000	(5)	181,090	(5)	9,750	(8)	252,233	(8)
Ritchie Anderson	—	(2)	26,000	25.85	6/28/2023	1,072	(3)	27,733	(3)	1,073	(6)	27,759	(6)
						3,912	(4)	101,203	(4)	2,608	(7)	67,469	(7)
						5,000	(5)	129,350	(5)	11,250	(8)	291,038	(8)
__________________

(1)	The market value of such award was calculated based on the $25.87 closing price of a share of Class A common stock as of June 30, 2017.

(2)	Represents stock options that will become vested in substantially equal annual installments on June 29, 2018, June 29, 2019, June 29, 2020 and June 29, 2021.

(3)	Represents unvested time-based stock or units that will become vested in substantially equal annual installments on November 6, 2017 and November 6, 2018.

(4)	Represents unvested time-based stock or units that will become vested in substantially equal annual installments on November 6, 2017, November 6, 2018 and November 6, 2019.

(5)	Represents unvested time-based stock that will become vested in substantially equal annual installments on November 4, 2017, November 4, 2018, November 4, 2019 and November 4, 2020.

(6)	Represents unvested performance-based stock or units that will become vested in one annual installment based on our adjusted EBITDA performance for the 2018 fiscal year

(7)
Represents unvested performance-based stock or units that will become vested in two substantially equal annual installments based on our adjusted EBITDA performance for each of our fiscal years 2018 and 2019.

(8)
Represents unvested performance-based stock that will become vested in three substantially equal annual installments based on our adjusted EBITDA performance for each of our fiscal years 2018, 2019 and 2020.

Long Term Incentive Plan
Our Board of Directors has adopted and approved the Long-Term Incentive Plan (the “Incentive Plan”). The following is a brief summary of the material terms of the Incentive Plan.

Purpose
The purpose of our Incentive Plan is to promote the interests of the Company and its stockholders by strengthening our ability to attract, motivate and retain individuals to serve as employees and directors by providing them with additional incentives to put forth maximum efforts for the success of our business.
Administration
The Compensation Committee of our Board of Directors administers the Incentive Plan. The Compensation Committee may delegate some or all of its authority with respect to the Incentive Plan to another committee of directors and may delegate certain limited award grant authority to one or more of our officers. The Compensation Committee has the power to, among other actions, (1) select persons eligible to receive awards, (2) determine the number of shares subject to awards, (3) approve form award agreements, (4) determine the terms and conditions of awards, including the price (if any) to be paid for the shares or the award, (5) amend outstanding awards and (6) effect cancellations of any or all outstanding awards and substitute in new awards covering the same or different number of shares, provided that the Compensation Committee may not effect any action to lower the exercise price of outstanding stock options without stockholder approval.
Eligibility
Persons eligible to receive awards under the Incentive Plan include our employees, consultants, members of our Board of Directors and other independent contractors. The Compensation Committee will determine from time to time the participants to whom awards will be granted.
Available Shares
We have initially reserved 1,700,000 shares of our Class A common stock for the issuance of awards under the Incentive Plan. The shares we issue under the Incentive Plan will be authorized but unissued shares or shares that we reacquire. Any shares of Class A common stock subject to an award that are withheld by the Company to satisfy any tax withholding obligation with respect to an award or in payment of the purchase price of a stock option will be considered issued under the Incentive Plan.
The number of shares of Class A common stock available under the Incentive Plan, the number and kind of shares of Class A common stock subject to outstanding awards and the exercise or purchase prices are subject to adjustment in the event of recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distributions with respect to the shares of Class A common stock, or other changes in corporate structure affecting the Class A common stock.
Maximum Awards
The maximum number of shares of Class A common stock subject to any stock option awarded to any participant during any calendar year is 340,000 shares. To the extent that the aggregate grant date fair market value of Class A common stock with respect to which incentive stock options, or ISOs, are exercisable for the first time by a participant during any calendar year exceeds $100,000, such options will be treated as nonqualified options, or NSOs.
With respect to awards that are intended to qualify as performance-based compensation under Section 162(m) of the Code, (1) the maximum number of shares with respect to which stock options, stock appreciation rights (“SARs”), and other awards (other than performance awards) to the extent they are granted as Section 162(m) awards may be granted during any calendar year to any employee may not exceed 340,000, and (2) the maximum aggregate dollar amount that may be paid in any calendar year to an employee with respect to performance awards may not exceed $2 million.
Incentive Awards

The Incentive Plan authorizes stock options, SARs, restricted stock, restricted stock units, dividend equivalent awards and performance awards. A stock option or SAR will expire, or other award will vest, in accordance with the schedule set forth in the applicable award agreement.
Stock Options. The Compensation Committee may award ISOs or NSOs under the Incentive Plan. Stock options will become vested and exercisable at such times and upon such terms and conditions as may be determined by the Compensation Committee at the time of grant, but a stock option will generally not be exercisable for a period of more than ten years after it is granted. The exercise price per share for any stock option will not be less than the fair market value of a share of Class A common stock on the day the stock option is granted.
SARs. The Compensation Committee will establish the base price at the time of grant of the SAR but such price will not be less than the fair market value of a share on the date of grant.
Restricted Stock Awards. The Compensation Committee may specify the price, if any, a participant must pay for shares of restricted stock and the restrictions (which may include, for example, transfer restrictions, performance standards or other incidents of ownership and forfeiture conditions as the Compensation Committee may determine) imposed on such shares.
Restricted Stock Units. A restricted stock unit will be subject to such restrictions and conditions as the Compensation Committee may determine. The vesting period will generally not exceed ten years from the date of grant.
Dividend Equivalent Awards. A dividend equivalent award is a right to receive cash payments determined by reference to dividends declared on the Class A common stock from time to time during the term of the award, which will not exceed ten years from the date of issuance of such award. Dividend equivalent awards may be granted independent or in tandem with other awards (other than stock options or SARs).
Performance-based Awards. At the time of grant, the Compensation Committee will determine the specified amount and the percentage or multiple of the specified amount, one or more performance periods and performance goals to be achieved during the applicable performance periods on which the payment or vesting of a performance-based award is conditioned. No performance based-award will exceed ten years from the date of grant.
Section 162(m) Awards. The Section 162(m) award is designed to satisfy the requirements for deductibility under Section 162(m) of the Code (in addition to other awards expressly authorized under the Incentive Plan which may also qualify as performance-based) and may be based on our performance. The business criteria from which performance goals will be established are: (1) return on equity, capital, sales, or assets; (2) revenue; (3) income; (4) cash flow; (5) earnings per share; (6) debt reduction; (7) working capital; (8) total return; (9) expense management; (10) EBITDA; (11) adjusted EBITDA; (12) market share; (13) qualitative objectives; (14) international performance; and (15) attainment of specific strategic objectives. Performance goals may be adjusted to reflect certain changes, including reorganizations, liquidations and capitalization and accounting changes, to the extent permitted by Section 162(m).
The Compensation Committee may grant stock unit awards and permit deferred payment of awards, and may determine the form and timing of payment, vesting and other terms applicable to stock units or deferrals.
Change in Control
Upon a change in control (as defined in the Incentive Plan), outstanding awards under the Incentive Plan may be assumed or substituted on the same terms by the surviving entity. If the surviving entity does not assume or substitute the outstanding awards, then such awards will become fully vested immediately prior to the change in control and, in the case of stock options or SARs, will become immediately exercisable. If the surviving entity assumes outstanding awards, or substitutes awards with similar stock awards, and the employment of a participant is terminated without cause (as defined in the Incentive Plan) or for good reason (as defined in the Incentive Plan) within 18 months after the effective date of the change in control, all awards held by such participant will become fully vested to the extent not previously forfeited and, with respect to stock options and SARs, fully exercisable.
Transfer Restrictions

Subject to certain exceptions, awards under the Incentive Plan are not transferable by the recipient other than by will or the laws of descent and distribution and are generally exercisable, during the recipient’s lifetime, only by him or her.
Non-competition
Under the Incentive Plan, participants other than outside directors that receive awards under the Incentive Plan will agree to certain non-competition covenants.
Amendment and Termination
Our Board of Directors may at any time and from time to time and in any respect, amend or modify the Incentive Plan. No amendment or modification of the Incentive Plan will be effective, however, without the consent of our stockholders that would (1) change the class of eligible participants, (2) increase the number of shares of Class A common stock reserved for issuance, (3) allow the grant of stock options at an exercise price below fair market value, (4) increase the aggregate number of shares of Class A common stock that may be granted pursuant to awards, (5) modify the Incentive Plan to permit the repricing of stock options, or (6) require approval of our stockholders under the listing requirements of NASDAQ or the exchange or trading system through which Class A common stock may be listed or traded at the time of the amendment. The Incentive Plan will continue until terminated by our Board of Directors in its sole discretion. No amendment or termination of the Incentive Plan may adversely affect any outstanding award without the consent of the participant or its permitted transferee.
401(k) Retirement Plan
We adopted a 401(k) retirement plan effective as of July 1, 2014. Full-time employees who have completed one year of service have the opportunity to participate in the 401(k) plan. Our 401(k) plan is intended to qualify under Section 401 of the Code. Employees are able to elect to defer a portion of their eligible compensation not to exceed the statutorily prescribed annual limit in the form of elective deferral contributions to our 401(k) plan. Our 401(k) plan also has a “catch-up contribution” feature for employees eligible to defer amounts over the statutory limit that applies to all other employees. We also provide matching contributions of up to $0.50 per $1.00 of participant deferral up to a maximum per participant deferral amount equivalent to 6% of eligible compensation, with a maximum matching contribution of 3% of eligible compensation per participant per plan year. Participants are always vested in their personal contributions to the 401(k) plan, and company matching contributions under the plan cliff vest following a participant’s completion of three years of service.
Compensation Committee Interlocks and Insider Participation
During the fiscal year ended June 30, 2017, our Compensation Committee was comprised of Messrs. Murphy (chair) and Connolly. None of our executive officers currently serves or in the past fiscal year has served as a member of the Board of Directors or Compensation Committee of any other entity that has one or more executive officers serving on our Board of Directors. In addition, no person who served as a member of the Compensation Committee during the past fiscal year was or is an officer or employee of the Company.

EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth, for each of Malibu Boats’ equity compensation plans, the number of shares of common stock subject to outstanding awards, the weighted-average exercise price of outstanding options, and the number of shares remaining available for future award grants as of June 30, 2017. Malibu Boats’ equity compensation plans consist only of the Incentive Plan.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(a)(1)	Weighted-average exercise price of outstanding options, warrants and rights(b)(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column (a)) (c)(3)
Equity compensation plans approved by security holders	574,743	$25.85	1,125,257
Equity compensation plans not approved by security holders	—	—	—
Totals	574,743	$25.85	1,125,257

(1)	Represents shares that are subject to outstanding stock option and stock unit awards granted under the Incentive Plan.

(2)
This weighted average exercise price does not reflect the shares that will be issued upon the payment of outstanding stock units and is calculated solely with respect to outstanding unexercised stock options.

(3)
All of these shares are available under the Incentive Plan and may be used for any type of award authorized under the Incentive Plan, including stock options, SARs, stock units, restricted stock and dividend equivalents.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Policies and Procedures Regarding Related Party Transactions
The Audit Committee of our Board of Directors reviews related party transactions for potential conflict of interest issues. Our Board of Directors has adopted a written related party transaction policy that sets forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, the amount involved exceeds $100,000 and a related person had or will have a direct or indirect material interest, including purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness or employment by us or a related person.
Malibu Boats Holdings, LLC Limited Liability Company Agreement
In connection with our initial public offering of Class A common stock (our “IPO”) and the recapitalization we completed in connection with our IPO (the “Recapitalization”), the limited liability company agreement of the LLC was amended and restated. As a result of the Recapitalization and IPO, Malibu Boats, Inc. holds LLC Units in the LLC and is the sole managing member of the LLC. Accordingly, Malibu Boats, Inc. operates and controls all of the business and affairs of the LLC and, through the LLC and its operating entity subsidiaries, conducts our business. Holders of LLC Units generally do not have voting rights under the limited liability company agreement.
Pursuant to the limited liability company agreement of the LLC, Malibu Boats, Inc. has the right to determine when distributions (other than tax distributions) will be made to the holders of LLC Units and the amount of any such distributions. If Malibu Boats, Inc. authorizes a distribution, such distribution will be made to the holders of LLC Units (including Malibu Boats, Inc.) pro rata in accordance with the percentages of their respective LLC Units.
The holders of LLC Units, including Malibu Boats, Inc., will incur U.S. federal, state and local income taxes on their proportionate share of any taxable income of the LLC. Net profits and net losses of the LLC will generally be allocated to LLC’s members (including Malibu Boats, Inc.) pro rata in accordance with the percentages of their respective limited liability company interests. The limited liability company agreement of the LLC provides for cash distributions to the holders of the LLC Units if Malibu Boats, Inc. determines that the taxable income of the LLC will give rise to taxable income for its members. In accordance with the limited liability company agreement, we intend to cause the LLC to make cash distributions to the holders of LLC units for purposes of funding their tax obligations in respect of the income of the LLC that is allocated to them. Generally, these tax distributions will be computed based on our estimate of the taxable income of the LLC allocable to the holders of LLC Units multiplied by an assumed tax rate equal to the highest effective marginal combined U.S. federal, state and local income tax rate prescribed for an individual or corporate resident in Los Angeles, California (taking into account the nondeductibility of certain expenses and the character of our income). For purposes of determining the taxable income of the LLC, such determination will be made by generally disregarding any adjustment to the taxable income of any member of the LLC that arises under the tax basis adjustment rules of the Code and is attributable to the acquisition by such member of an interest in the LLC in a sale or exchange transaction.
The limited liability company agreement of the LLC also provides that substantially all expenses incurred by or attributable to Malibu Boats, Inc., but not including income tax expenses of Malibu Boats, Inc., will be borne by the LLC.
The limited liability company agreement of the LLC provides that it may be amended, supplemented, waived or modified by the written consent of Malibu Boats, Inc. in its sole discretion without the approval of any other holder of LLC Units, except that no amendment may materially and adversely affect the rights of a holder of LLC Units without the consent of such holder, other than on a pro rata basis with other holders of LLC Units.
Exchange Agreement
In connection with the Recapitalization and IPO, we entered into an exchange agreement with the pre-IPO owners of the LLC, several of whom are directors and/or officers of Malibu Boats, Inc. Under the exchange agreement, each pre-IPO owner of the LLC (or its permitted transferee) has the right to exchange its LLC Units for shares of Class A common stock of Malibu Boats, Inc. on a one-for-one basis, subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications, or, at our option, except in the event of a change in control, for a cash payment equal to the market value of the Class A common stock. The exchange agreement provides, however, that such exchanges must be for a minimum of the lesser of 1,000 LLC Units, all of the LLC Units held by the holder, or such amount as we determine to be acceptable. The exchange agreement also provides that LLC members do not have the right to exchange LLC Units if Malibu Boats, Inc. determines that such exchange would be prohibited by law or regulation or would violate other agreements with Malibu Boats, Inc. to which the LLC member may be subject or any of our written policies related to unlawful or insider trading. The exchange agreement also provides that we may impose additional restrictions on exchanges that we determine to be necessary or advisable so that the LLC is not treated as a “publicly traded partnership” for U.S. federal income tax purposes. In addition, pursuant to the limited liability company agreement, Malibu Boats, Inc., as managing member of the LLC, has the right to require all members of the LLC to exchange their LLC Units for Class A common stock in accordance with the terms of the exchange agreement, subject to the consent of the holders of a majority of outstanding LLC Units other than those held by Malibu Boats, Inc.
Tax Receivable Agreement
As a result of exchanges of LLC Units into Class A common stock and purchases by the Company of LLC Units from holders of LLC Units, Malibu Boats, Inc. will become entitled to a proportionate share of the existing tax basis of the assets of the LLC at the time of such exchanges or purchases. In addition, such exchanges and purchases of LLC Units are expected to result in increases in the tax basis of the assets of the LLC that otherwise would not have been available. These increases in tax basis may reduce the amount of tax that we would otherwise be required to pay in the future. These increases in tax basis may also decrease gains (or increase losses) on future dispositions of certain capital assets to the extent tax basis is allocated to those capital assets.
In connection with the Recapitalization and IPO, we entered into a tax receivable agreement with the pre-IPO owners of the LLC that provides for the payment from time to time by us to pre-IPO owners of the LLC (or any permitted assignees) of 85% of the amount of the benefits, if any, that we are deemed to realize as a result of (1) increases in tax basis and (2) certain other tax benefits related to our entering into the tax receivable agreement, including those attributable to payments under the tax receivable agreement. These payment obligations are our obligations and not of the LLC. For purposes of the agreement, the benefit deemed realized by us will be computed by comparing our actual income tax liability (calculated with certain assumptions) to the amount of such taxes that we would have been required to pay had there been no increase to the tax basis of the assets of the LLC as a result of the purchases or exchanges, and had we not entered into the tax receivable agreement. The term of the agreement will continue until all such tax benefits have been utilized or expired, unless we exercise our right to terminate the tax receivable agreement for an amount based on the agreed payments remaining to be made under the agreement or we breach any of our material obligations under the tax receivable agreement or there is a change in control, in which case all obligations will generally be accelerated and due as if we had exercised our right to terminate the agreement. Estimating the amount of payments that may be made under the tax receivable agreement is by its nature imprecise, insofar as the calculation of amounts payable depends on a variety of factors. The actual increase in tax basis, as well as the amount and timing of any payments under the agreement, will vary depending upon a number of factors, including:

•
the timing of purchases or exchanges—for instance, the increase in any tax deductions will vary depending on the fair value, which may fluctuate over time, of the depreciable or amortizable assets of the LLC at the time of each purchase or exchange;

•
the price of shares of our Class A common stock at the time of the purchase or exchange—the increase in any tax deductions, as well as the tax basis increase in other assets, of the LLC is directly related to the price of shares of our Class A common stock at the time of the purchase or exchange;

•	the extent to which such purchases or exchanges are taxable—if an exchange or purchase is not taxable for any reason, increased deductions will not be available; and

•
the amount and timing of our income—the corporate taxpayer will be required to pay 85% of the deemed benefits as and when deemed realized. If we do not have taxable income, we generally will not be required (absent a change of control or other circumstances requiring an early termination payment) to make payments under the tax receivable agreement for that taxable year because no benefit will have been realized. However, any tax benefits that do not result in realized benefits in a given tax year will likely generate tax attributes that may be utilized to generate benefits in previous or future tax years. The utilization of such tax attributes will result in payments under the tax receivable agreement.

We expect that the payments that we may make under the agreement may be substantial. Assuming no material changes in the relevant tax law, and that we earn sufficient taxable income to realize all tax benefits that are subject to the agreement, as of June 30, 2017, we expect future payments under the agreement to be approximately $82.3 million over the next 18 years. Future payments to the pre-IPO owners of the LLC (or their permitted assignees) in respect of subsequent exchanges would be in addition to these amounts and are expected to be substantial. The foregoing numbers are merely estimates and the actual payments could differ materially. It is possible that future transactions or events, such as changes in tax legislation, could increase or decrease the actual tax benefits realized and the corresponding tax receivable agreement payments. For example, during the fourth quarter of fiscal year end 2017, the state of Tennessee enacted tax legislation, which lowered the estimated tax rate used in computing our future tax obligations and, in turn, reduced the future tax benefit expected to be realized by us related to increased tax basis from previous sales and exchanges of LLC Units by pre-IPO owners. The change in the underlying tax rate assumptions used to estimate our tax receivable agreement liability resulted in a decrease in such liability of $8.1 million during the fourth quarter of fiscal year 2017.
Further, there may be a material negative effect on our liquidity if distributions to Malibu Boats, Inc. by the LLC are not sufficient to permit Malibu Boats, Inc. to make payments under the agreement after it has paid taxes. For example, we may have an obligation to make tax receivable agreement payments for a certain amount while receiving distributions from the LLC in a lesser amount, which would negatively affect our liquidity. The payments under the agreement are not conditioned upon the LLC members’ continued ownership of us.
The effects of the tax receivable agreement on our consolidated balance sheet as a result of our exchange of LLC Units into Class A common stock during the fiscal year ended June 30, 2017 was an increase of $1.0 million in deferred tax assets and an increase of $1.2 million in payable pursuant to tax receivable agreement and additional paid in capital.
The tax receivable agreement provides that, upon certain mergers, asset sales or other forms of business combinations or other changes of control, we (or our successor) would owe to the pre-IPO owners of the LLC (or their permitted assignees) a lump-sum payment equal to the present value of all forecasted future payments that would have otherwise been made under the tax receivable agreement which would be based on certain assumptions, including a deemed exchange of LLC Units and that we would have sufficient taxable income to fully utilize the deductions arising from the increased tax basis and other tax benefits related to entering into the tax receivable agreement. We are also entitled to terminate the tax receivable agreement, which, if terminated, would obligate us to make early termination payments to the pre-IPO owners of the LLC. A pre-IPO owner may also elect to unilaterally terminate the tax receivable agreement with respect to such pre-IPO owner, which would obligate us to pay to such pre-IPO owner certain payments for tax benefits received through the taxable year of the election.
Payments generally will be due under the tax receivable agreement within five business days following the finalization of the schedule with respect to which the payment obligation is calculated, although interest on such payments will begin to accrue at a rate equal to LIBOR plus 100 basis points from the due date (without extensions) of the applicable tax return until such payment due date. Any late payments under the tax receivable agreement generally will accrue interest at a rate of LIBOR plus 500 basis points.
Payments under the tax receivable agreement will be based on the tax reporting positions that we will determine. Although we are not aware of any issue that would cause the Internal Revenue Service to challenge a tax basis increase, the corporate taxpayer will not be reimbursed for any payments previously made under the agreement. As a result, in certain circumstances, payments could be made under the agreement in excess of the benefits that the corporate taxpayer actually realizes in respect of the tax attributes subject to the agreement.
We paid $4.3 million to the pre-IPO owners during the fiscal year ended June 30, 2017 in connection with exchanges, which resulted in $82.3 million in tax receivable agreement liabilities as of June 30, 2017.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC reports of ownership and reports of changes in ownership of our equity securities. These persons are required by SEC regulations to furnish us with copies of all of these reports that they file. To our knowledge, based solely on our review of the copies of such reports, including any amendments thereto, furnished to us and written responses to annual directors’ and officers’ questionnaires that no other reports were required, all Section 16(a) reports required to be filed during the fiscal year ended June 30, 2017 were timely filed.

AUDIT COMMITTEE REPORT
The Audit Committee of the Board of Directors assists the Board in performing its oversight responsibilities for our financial reporting process, audit process and internal controls as more fully described in the Audit Committee’s charter. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. Our independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) and to issue a report thereon.
In the performance of its oversight function, the Audit Committee reviewed and discussed our audited consolidated financial statements for the fiscal year ended June 30, 2017 with management and with our independent registered public accounting firm. In addition, the Audit Committee discussed with our independent registered public accounting firm the matters required to be discussed by Auditing Standards 1301, Communication with Audit Committees. The Audit Committee has also received and reviewed the written disclosures and the letter from our independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board (United States) regarding the accounting firm’s communications with the Audit Committee concerning independence and has discussed with our independent registered public accounting firm that firm’s independence and considered whether the non-audit services provided by the independent registered public accounting firm are compatible with maintaining its independence.
Based on the review and discussions with management and our independent registered public accounting firm described above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2017 filed with the SEC.

Audit Committee of the Board of Directors

Ivar S. Chhina (Chair)
James R. Buch
John E. Stokely
The foregoing report of the Audit Committee does not constitute soliciting material and shall not be deemed filed, incorporated by reference into or a part of any other filing by Malibu Boats (including any future filings) under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent Malibu Boats specifically incorporates such report by reference therein.

AUDIT INFORMATION

Fees Paid to Independent Registered Public Accounting Firm
The following is a summary of the fees billed to us by KPMG for professional services for fiscal years ended June 30, 2017 and 2016, respectively.

	Fiscal Year Ended June 30,
	2017	2016
Audit Fees (1)	$350,140	$469,976
Audit-Related Fees (2)	20,750	15,000
Tax Fees (3)	—	—
All Other Fees (4)	—	—
Total	$370,890	$484,976

(1)
Audit fees represent fees billed or accrued for professional services rendered for the audit of the consolidated annual financial statements and review of the interim condensed consolidated financial statements included in quarterly filings.

(2)
Audit-related fees represent fees billed or accrued for professional services rendered during the fiscal year for assurance and related services that are not reported under “Audit Fees,” including statutory audit fees that are unrelated to the audit of the consolidated financial statements.

(3)	Tax fees represent fees billed or accrued for professional services rendered during the fiscal year for tax compliance, tax advice and tax planning.

(4)	All other fees represent fees billed or accrued for professional services rendered during the fiscal year other than those reported as “Audit Fees,” “Audit-Related Fees” or “Tax Fees.”

Audit Committee Pre-Approval Policies and Procedures
Under its charter, the Audit Committee must pre-approve all audit and permitted non-audit services to be performed by our independent registered public accounting firm. Such pre-approval can be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual basis. The Audit Committee has delegated its authority to pre-approve audit, audit-related and non-audit services to the Chair of the Committee, Mr. Chhina, provided that the pre-approval decisions of the Chair are subsequently presented to the full Audit Committee at its next meeting. The Audit Committee pre-approved all of the non-audit services provided by our independent registered public accounting firm during the fiscal years ended June 30, 2017 and 2016.

ELECTION OF DIRECTORS
(Proposal No. 1)
Nominees for Election
The Board of Directors is currently comprised of ten members. Upon the recommendation of the Nominating and Governance Committee, the Board has nominated Ivar S. Chhina, Michael J. Connolly and Mark W. Lanigan for election to the Board to serve until the 2020 annual meeting of stockholders and until their successors are duly elected and qualified. All of our director nominees are currently directors of Malibu Boats.
In recommending director nominees for selection by the Board, the Nominating and Governance Committee considers a number of factors, which are described in more detail above under “Corporate Governance—Director Nomination Process.” In considering these factors, the Nominating and Governance Committee and the Board consider the fit of each individual’s skills with those of other directors to build a board of directors that is effective, collegial and responsive to the needs of our company.
Each of the nominees for election has consented to be named in this Proxy Statement and to serve as a director if elected. If any nominee is unable to serve or for good reason will not serve as a director (which is not anticipated), your proxy may be voted for such other person or persons as may be determined by the holders of such proxies or for the balance of the nominees, leaving a vacancy, unless our Board of Directors chooses to reduce the number of directors serving on the Board of Directors.
Recommendation of the Board
Our Board of Directors recommends that you vote FOR each of the three nominees for director.

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Proposal No. 2)
KPMG served as the Company’s independent registered public accounting firm during the fiscal year ended June 30, 2017 and, in that capacity, audited the Company’s consolidated financial statements for the fiscal year ended June 30, 2017. Although ratification by stockholders is not required by law, the Board has determined that it is desirable to request approval of the appointment of KPMG for the fiscal year ending June 30, 2018 by the stockholders. If the stockholders do not ratify this appointment, the Audit Committee will reconsider whether to retain KPMG, and may decide to retain them notwithstanding the vote. Even if the appointment is ratified, the Audit Committee in its discretion may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders. In addition, if KPMG should decline to act or otherwise become incapable of acting, or if the employment should be discontinued, the Audit Committee will appoint a substitute independent public registered public accounting firm.
Changes in Independent Registered Public Accounting Firm
On September 14, 2015, after being recommended by the Audit Committee and approved by our Board of Directors, we dismissed McGladrey, LLP, as our principal accountant. Following the recommendation of the Audit Committee, our Board of Directors approved the engagement of KPMG, an independent registered public accounting firm, as our principal accountant with respect to the audit of our financial statements for the fiscal year ended June 30, 2016, which was subsequently ratified by the stockholders.
The report of McGladrey on our consolidated financial statements for the fiscal year ended June 30, 2015 did not contain an adverse opinion or disclaimer of opinion, and such report was not qualified or modified as to uncertainty, audit scope, or accounting principle.
During our fiscal year ended June 30, 2015, and the interim period from July 1, 2015, through and including September 14, 2015, the date of McGladrey’s dismissal, (i) there were no disagreements (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between us and McGladrey on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of McGladrey, would have caused McGladrey to make reference to the subject matter of the disagreement in connection with its reports on our consolidated financial statements for such years or any subsequent interim period through the date of dismissal, and (ii) there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K).
In addition, during our fiscal year ended June 30, 2015, and the interim period from July 1, 2015, through and including September 14, 2015, the date of KPMG’s engagement, neither the Company, nor anyone acting on its behalf consulted KPMG regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the consolidated financial statements of the Company, in any case where a written report or oral advice was provided to the Company by KPMG that KPMG concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a “reportable event” (as that term is described in Item 304(a)(1)(v) of Regulation S‑K).
We provided McGladrey and KPMG with a copy of the disclosures required by Item 304(a) of Regulation S-K prior to the time this proxy statement was filed with the SEC.
Representatives of KPMG will attend the annual meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions from stockholders. We do not expect representatives of McGladrey to attend the annual meeting.
The Company has been advised by KPMG and McGladrey that neither of the firms, nor any member of either of the firms, has any financial interest, direct or indirect, in any capacity in the Company or its subsidiaries.

Recommendation of the Board
Our Board of Directors recommends that you vote FOR ratification of the appointment of KPMG LLP as Malibu Boats’ independent registered public accounting firm for the fiscal year ending June 30, 2018.

OTHER MATTERS
As of the date of this Proxy Statement, the Board of Directors knows of no matters that will be presented for consideration at the Annual Meeting other than as described in this Proxy Statement. If any other matter properly comes before the Annual Meeting or any postponement or adjournment thereof and is voted upon, the proxy holders named in the proxies solicited by the Board of Directors will have the authority to vote all proxies received with respect to such matters in their discretion, and it is their intention to vote such proxies in accordance with the recommendation of the Board of Directors.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS
FOR 2018 ANNUAL MEETING OF STOCKHOLDERS
Requirements for Proposals to be Considered for Inclusion in Proxy Materials. Stockholders interested in submitting a proposal for inclusion in the proxy materials for our 2018 annual meeting of stockholders may do so by following the procedures prescribed in Rule 14a-8 under the Exchange Act. To be eligible for inclusion in our proxy statement, stockholder proposals must be received no later than May 18, 2018 and must comply with our Bylaws and Rule 14a-8 under the Exchange Act regarding the inclusion of stockholder proposals in company-sponsored proxy materials. If we change the date of the 2018 annual meeting of stockholders by more than 30 days from the anniversary of this year’s meeting, stockholder proposals must be received a reasonable time before we begin to print and mail our proxy materials for the 2018 annual meeting of stockholders. Proposals should be sent to the attention of the Secretary, Malibu Boats, Inc., 5075 Kimberly Way, Loudon, Tennessee 37774.
Requirements for Proposals Not Intended for Inclusion in Proxy Materials and for Nomination of Director Candidates. Stockholders who wish to nominate persons for election to the Board of Directors at the 2018 annual meeting of stockholders or who wish to present a proposal at the 2018 annual meeting of stockholders, but whose stockholder proposal will not be included in the proxy materials Malibu Boats distributes for such meeting, must deliver written notice of the nomination or proposal to Malibu Boats’ Secretary no earlier than July 5, 2018 and no later than August 4, 2018 (provided, however, that if the 2018 annual meeting of stockholders is more than 30 days before or more than 70 days after the anniversary of this year’s meeting, nominations and proposals must be received no earlier than the 120th day prior to the date of the 2018 annual meeting of stockholders and no later than the 90th day prior to the date of the 2018 annual meeting of stockholders or the 10th day following the day on which public announcement of the date of the 2018 annual meeting of stockholders is first made). The stockholder’s written notice must include certain information concerning the stockholder and each nominee as specified in Article 2, Section 11 of our Bylaws. If a stockholder’s written notice is not received between the dates specified above and does not satisfy these additional informational requirements, the notice will not be considered properly submitted and will not be acted upon at the 2018 annual meeting of stockholders. A stockholder’s written notice should be sent to the attention of the Secretary, Malibu Boats, Inc., 5075 Kimberly Way, Loudon, Tennessee 37774.

ANNUAL REPORT TO STOCKHOLDERS
Our 2017 Annual Report has been posted, and is available without charge, on our corporate website at www.malibuboats.com. For stockholders receiving an e-mailed or printed copy of this Proxy Statement, a copy of our 2017 Annual Report has also been provided to you. In addition, we will provide, without charge, a copy of our 2017 Annual Report (including the financial statements but excluding the exhibits thereto) to any stockholder of record or beneficial owner of our Class A common stock or Class B common stock. Requests can be made by writing to Investor Relations: Malibu Boats, Inc., 5075 Kimberly Way, Loudon, Tennessee 37774, or by telephone request to (865) 458-5478.
ALL STOCKHOLDERS ARE URGED TO VOTE IN PERSON OR TO SUBMIT YOUR PROXY AS
SOON AS POSSIBLE.

By Order of the Board of Directors,

Wayne R. Wilson
Chief Financial Officer and Secretary

Loudon, Tennessee
September 15, 2017

ANNUAL MEETING OF STOCKHOLDERS OF

MALIBU BOATS, INC.

CLASS A COMMON STOCK

November 2, 2017

PROXY VOTING INSTRUCTIONS

PLEASE NOTE THAT THESE PROXY VOTING INSTRUCTIONS AND CONTROL NUMBER PROVIDED APPLY ONLY TO VOTING YOUR SHARES OF CLASS A COMMON STOCK. IF YOU HOLD SHARES OF CLASS B COMMON STOCK, PLEASE FOLLOW THE PROXY VOTING INSTRUCTIONS AND USE THE CONTROL NUMBER PROVIDED ON YOUR CLASS B COMMON STOCK PROXY CARD FOR VOTING YOUR SHARES OF CLASS B COMMON STOCK.

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

Vote online until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

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COMPANY NUMBER	
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Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet.

20330000000000000000 9 110217

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL" THE DIRECTOR NOMINEES IN PROPOSAL 1 AND "FOR" PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election to the Board of Directors of three Class I director nominees to serve until the 2020 annual meeting of stockholders and until their successors are duly elected and qualified.

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
○ Ivar S. Chhina
○ Michael J. Connolly
○ Mark W. Lanigan

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

NOTE: At their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

MALIBU BOATS, INC

Proxy for Annual Meeting of Stockholders on November 2, 2017
Solicited on Behalf of the Board of Directors

The undersigned stockholder of Malibu Boats, Inc. (the “Company”) hereby appoints Michael K. Hooks and Wayne R. Wilson, and each of them, as proxies, with full power of substitution and the power to act alone, to vote all of the shares of Class A common stock and Class B common stock of the Company held of record by the undersigned at the close of business on September 11, 2017, at the Annual Meeting of Stockholders to be held at the Grand Hyatt DFW, 2337 South International Parkway, DFW Airport, Texas 75261, on Thursday, November 2, 2017, at 8:30 a.m., Central time, and at any postponement or adjournment thereof, with all the powers the undersigned would possess if personally present at the Annual Meeting of Stockholders.

SHARES REPRESENTED BY THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED, WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, PROXIES WILL BE VOTED “FOR ALL” THE NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSAL 2, AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF STOCKHOLDERS OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

MALIBU BOATS, INC.

CLASS B COMMON STOCK

November 2, 2017

PROXY VOTING INSTRUCTIONS

PLEASE NOTE THAT THESE PROXY VOTING INSTRUCTIONS AND CONTROL NUMBER PROVIDED APPLY ONLY TO VOTING YOUR SHARES OF CLASS B COMMON STOCK. IF YOU HOLD SHARES OF CLASS A COMMON STOCK, PLEASE FOLLOW THE PROXY VOTING INSTRUCTIONS AND USE THE CONTROL NUMBER PROVIDED ON YOUR CLASS A COMMON STOCK PROXY CARD FOR VOTING YOUR SHARES OF CLASS A COMMON STOCK.

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

Vote online until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and 2017 annual report are available at http://www.astproxyportal.com/ast/18800/

Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet.

20330000000000000000 9 110217

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL" THE DIRECTOR NOMINEES IN PROPOSAL 1 AND "FOR" PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election to the Board of Directors of three Class I director nominees to serve until the 2020 annual meeting of stockholders and until their successors are duly elected and qualified.

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
○ Ivar S. Chhina
○ Michael J. Connolly
○ Mark W. Lanigan

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

NOTE: At their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ____________ Date: ________ Signature of Stockholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

MALIBU BOATS, INC

Proxy for Annual Meeting of Stockholders on November 2, 2017
Solicited on Behalf of the Board of Directors

The undersigned stockholder of Malibu Boats, Inc. (the “Company”) hereby appoints Michael K. Hooks and Wayne R. Wilson, and each of them, as proxies, with full power of substitution and the power to act alone, to vote all of the shares of Class A common stock and Class B common stock of the Company held of record by the undersigned at the close of business on September 11, 2017, at the Annual Meeting of Stockholders to be held at the Grand Hyatt DFW, 2337 South International Parkway, DFW Airport, Texas 75261, on Thursday, November 2, 2017, at 8:30 a.m., Central time, and at any postponement or adjournment thereof, with all the powers the undersigned would possess if personally present at the Annual Meeting of Stockholders.

SHARES REPRESENTED BY THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED, WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, PROXIES WILL BE VOTED “FOR ALL” THE NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSAL 2, AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF STOCKHOLDERS OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

(Continued and to be signed on the reverse side)